UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Brooks Automation, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
BROOKS AUTOMATION, INC.
TO BE HELD ON FEBRUARY 4, 2015
The 2015 Annual Meeting of Stockholders of Brooks Automation, Inc. (“Brooks” or the “Company”) will be held on February 4, 2015 at 10:00 a.m., local time, at the Four Seasons Hotel Boston, 200 Boylston Street, Boston, Massachusetts 02116 for the following purposes:

1.	To elect ten directors to serve for the ensuing year and until their successors are duly elected;

2.	To approve by a non-binding advisory vote the compensation of the Company's executive officers;

3.	To approve the Company's 2015 Equity Incentive Plan; and

4.	To ratify the selection of BDO USA, LLP as the Company's independent registered accounting firm for the 2015 fiscal year.
The stockholders will also act on any other business as may properly come before the meeting.
The Board of Directors has fixed December 11, 2014 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting we urge you to complete a proxy telephonically, electronically or by mail, if you requested a proxy statement be mailed to you as described in the proxy statement.
This year we will again take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. This so-called e-proxy process is becoming familiar to many investors and it can serve to expedite stockholders' receipt of proxy materials, lower costs and diminish the environmental impact of our Annual Meeting. All stockholders have been sent a notice with instructions as to how to access our proxy statement and annual report, how to receive a paper copy of the proxy by mail and as well as how to vote.
Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on February 4, 2015: On December 19, 2014, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement for our 2015 Annual Meeting of Stockholders and our annual report. The Notice, the attached proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, are available at our website at www.brooks.com. In addition, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.
Any stockholder attending the Annual Meeting may vote in person even if that stockholder has previously returned a Proxy Card.
By Order of the Board of Directors
JASON W. JOSEPH,
Vice President, General
Counsel and Secretary
Chelmsford, Massachusetts
December 19, 2014
YOUR VOTE IS IMPORTANT
    WE URGE YOU TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY AUTHORIZING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

BROOKS AUTOMATION, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 4, 2015
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Brooks Automation, Inc., a Delaware corporation (“we”, “us”, “Brooks” or the “Company”), for use at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Boston, 200 Boylston Street, Boston, Massachusetts 02116 on February 4, 2015, at 10:00 a.m., local time, and at any adjournment or adjournments thereof (the “Annual Meeting”).
We expect that this proxy statement and the accompanying proxy materials will first be made available to stockholders on or about December 19, 2014; on the same day, we will begin sending the Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 as filed with the Securities and Exchange Commission (“SEC”) is included as the Annual Report to Stockholders being made available to our stockholders with this proxy statement. It is also available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, which is the mailing address of the Company's principal executive offices, and, as noted below, it can also be obtained via the Internet.
GENERAL INFORMATION
Record Date, Voting Rights and Outstanding Shares
Only stockholders of record at the close of business on December 11, 2014 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 67,314,057 shares of our Common Stock, $.01 par value (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held of record on that date and may vote such shares either in person or by proxy. A list of the stockholders of record will be available at the Annual Meeting and during the 10 days prior to the Annual Meeting at our principal executive offices located at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824.
Electronic Distribution
This proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and the proxy card are available at: www.proxyvote.com.
Solicitation
The proxy relating to the Annual Meeting is solicited on behalf of our Board of Directors, and we will bear the cost of such solicitation. Our officers and regular employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees, certain other fiduciaries and institutions their reasonable expenses incurred in forwarding proxy material to the beneficial owners of the securities held by them and obtaining authority to execute proxies.
Quorum and Required Vote
The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees that are present in person or represented by proxy, but not voted on a particular matter because (i) instructions have not been received from the beneficial owner and (ii) the brokers do not have discretionary voting authority to vote on such matter or the broker chooses not to vote on a matter for which it does have discretionary voting authority. A broker may not vote on “non-routine” matters without receiving specific voting instructions from the beneficial owner.
Broker discretionary voting. If shares are held by a broker, the broker will ask the beneficial owner for instructions to vote the shares. If instructions are provided, the broker must vote the shares as directed. If instructions are not provided, the broker’s ability to vote the shares depends on the proposal. At the Annual Meeting and any and all adjournments thereof, brokers may submit a vote on the ratification of the appointment of the independent registered accounting firm even if it does not receive instructions from the beneficial owner. For all other proposals, including the election of directors, matters related to executive compensation and our 2015 Equity Incentive Plan, the broker may not vote unless the broker receives specific instructions from the beneficial owner. We urge each stockholder to provide instructions to its broker so that its votes may be counted on these important matters.
Proposal No. 1: Election of Directors. For the election of directors, you may either vote “for” a director or “withhold” your vote for such director. The affirmative vote of a plurality of votes properly cast, in person or by proxy, is required for the election of each of the nominees. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.
Proposal No. 2: Advisory Vote on Executive Compensation. For the advisory vote to approve executive compensation, you may either vote “for,” “against” or “abstain.” Although this proposal asks for a non-binding, advisory vote, we will consider the affirmative vote of a majority of the votes cast affirmatively or negatively as approval of Proposal No. 2. We value the opinions expressed by our stockholders in this advisory vote, and our Human Resources and Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our executive compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.
Proposal No. 3: Approval of the Company’s 2015 Equity Incentive Plan. For the proposal to approve the Company’s 2015 Equity Incentive Plan, you may either vote “for,” “against” or “abstain.” The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 3. Abstentions and broker non-votes will not affect the voting outcome with respect to the proposed plan.
Proposal No. 4: Ratification of the Company’s Independent Registered Public Accounting Firm. For the proposal to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm, you may either vote “for,” “against” or “abstain.” The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 4. Abstentions will have no effect on the results of the vote on Proposal No. 4. We do not expect there will be any broker non-votes on this matter as the approval of Proposal No. 4 is considered to be routine and a broker or other nominee is generally empowered to vote on such routine proposals, however, if we do have any broker non-votes they will not affect the voting outcome.
Voting of Proxies
General.  If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, Inc., you are considered the stockholder of record, or record holder, of those shares. In that case these proxy materials have been sent directly to you and you have the right with these proxy materials to grant your proxy directly to Brooks or to vote in person or by telephone or via the Internet as described below.
If your shares of Common Stock are held in a brokerage account (street name) or by another person on your behalf, you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card, and you are also invited to attend the Annual Meeting.
Proxies Without Voting Instructions.  Proxies that are properly submitted and dated but which do not contain voting instructions will be voted for the election of the nominees as directors described in this proxy statement, for the approval of the non-binding vote on executive compensation, for the approval of our 2015

Equity Incentive Plan and for the ratification of the selection of BDO. If any other matters properly come before the Annual Meeting, proxies will be voted by the authorized proxies in accordance with their best judgment.
Voting Shares Held Through Broker By Proxy.  If your shares of Common Stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker on a voting instruction card regarding how to instruct your broker to vote your shares. In the absence of such instructions, the broker will be able to vote your shares on matters with respect to which it has discretionary voting power, in this case only the ratification of the selection of BDO, but not with respect to the election of the ten nominees for director, the advisory vote on executive compensation, or the approval of our 2015 Equity Incentive Plan.
Voting Of Shares Held Through Broker In Person.  If your shares of Common Stock are held by your broker or other nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the broker or other nominee holding your shares a properly executed legal proxy, identifying you as a stockholder, authorizing you to act on behalf of the broker or other nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.
Other Matters.  If you sign and return the enclosed proxy card or vote your shares over the telephone or via the Internet, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof. Other matters that may be properly brought before the Annual Meeting, unless otherwise provided in our certificate of incorporation or by-laws or by statute, will be approved if they receive a majority of the votes properly cast on the matter. Our management does not presently know of any other matters to be brought before the Annual Meeting.
Voting Procedures.  There are several ways in which you or your representative can vote your shares, as follows:
By mail—Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.
By telephone—Stockholders of record may submit proxies by telephone until 11:59 p.m. (Eastern Time) on February 3, 2015 by calling 1-800-690-6903. The proxy card includes instructions on submitting proxies by telephone. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by telephone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for telephone voting availability.
By Internet—Stockholders of record may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on February 3, 2015 by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote using the Internet by following the instructions on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for Internet voting availability.
Revocation of Proxies
Signing the enclosed proxy card or otherwise submitting one's proxy will not prevent a record holder from voting in person at the Annual Meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the Annual Meeting in the following ways:

—	filing with our corporate secretary, before the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

—	authorizing a later dated proxy relating to the same shares and delivering it to us before the vote at the Annual Meeting; or

—	attending the Annual Meeting and voting in person, although attendance at the meeting will not by itself constitute a revocation of the proxy.
Record holders should send any written notice of revocation or subsequent proxy to our corporate secretary at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, or hand deliver the notice of revocation or subsequent proxy to our corporate secretary before the vote at the Annual Meeting.
Proxy Materials Available via the Internet
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 4, 2015.
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners, which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of November 30, 2014 with respect to the beneficial ownership of Common Stock by each current director and each executive officer named below in the Summary Compensation Table under “Compensation Tables for Named Executive Officers-Summary Compensation Table”, who we refer to as the “named executive officers”, all current executive officers and directors as a group, and each person known by us to be the beneficial owner of 5% or more of the Common Stock. Except as indicated below, this information is based upon information received from, on behalf of or filed with the SEC by the named individuals.

Name	Shares of Common Stock Beneficially Owned (1)	Percentage of Class
Named Executive Officers and Current Directors:
Stephen S. Schwartz	318,765	*
Mark D. Morelli	71,766	*
Lindon G. Robertson	17,693	*
David C. Gray	11,233	*
William T. Montone	82,575	*
A. Clinton Allen (2)	68,399	*
Joseph R. Martin	51,396	*
Robyn C. Davis (3)	12,702	*
John K. McGillicuddy (4)	65,949	*
Krishna G. Palepu	68,234	*
Kirk P. Pond (5)	65,949	*
Alfred Woollacott, III	72,049	*
Mark S. Wrighton	79,713	*
Ellen M. Zane	22,741	*
All directors and current executive officers as a group (17 persons) (2) (3) (4) (5)	1,077,050	1.60%
Five Percent Owners:
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022 (6)	7,304,337	10.85%
Dimensional Fund Advisors LP, Palisades West, Building One 6300 Bee Cave Road, Austin, Texas 78746 (7)	5,112,080	7.59%
Barrow, Hanley, Mewhinney & Strauss, LLC, 2200 Ross Avenue, 31st Floor, Dallas, Texas 75201-2761 (8)	4,910,600	7.30%
The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355 (9)	4,221,544	6.27%
Royce & Associates, LLC, 745 Fifth Avenue, New York, NY 10151 (10)	3,617,531	5.37%
DePrince, Race & Zollo, Inc., 250 Park Avenue South, Suite 250, Winter Park, FL 32789 (11)	3,409,865	5.07%

*	Less than one percent.

(1)
To our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. In addition, shares indicated

as beneficially owned by officers and directors include restricted stock over which the officer or director has voting power but no investment power and any restricted stock units which would vest within 60 days of November 30, 2014.

(2)
Includes 8,700 shares held by a relative of Mr. Allen, over which he has no voting rights, as well as 6,645 shares issued in the form of restricted stock units that do not vest until separation from service as a Brooks director.

(3)	Includes 8,164 shares issued to Ms. Davis in the form of restricted stock units that do not vest until separation from service as a Brooks director.

(4)	Includes 45,949 shares issued to Mr. McGillicuddy in the form of restricted stock units that do not vest until separation from service as a Brooks director.

(5)	Includes 16,804 shares issued to Mr. Pond in the form of restricted stock units that do not vest until separation from service as a Brooks Director.

(6)
Based upon the most recent amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on January 10, 2014, as of December 31, 2013, BlackRock, Inc. and the subsidiaries listed therein had sole voting power over 6,176,949 shares and sole dispositive power over 7,304,337 shares.

(7)
Based upon the most recent amendment to Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 10, 2014, as of December 31, 2013, Dimensional Fund Advisors LP had sole voting power over 4,961,146 shares and sole dispositive power over 5,112,080 shares.

(8)
Based upon the most recent Schedule 13G filed by Barrow, Hanley, Mewhinney & Strauss, LLC with the SEC on February 12, 2014, as of December 31, 2013, Barrow, Hanley, Mewhinney & Strauss, LLC had sole voting power over 2,590,600 shares, shared voting power over 2,320,000 shares and sole dispositive power over 4,910,600 shares.

(9)
Based upon the most recent amendment to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 11, 2014, as of December 31, 2013, the Vanguard Group, Inc. and certain of its subsidiaries had sole voting power over 91,016 shares, sole dispositive power over 4,133,928 shares, and shared dispositive power over 87,616 shares.

(10)
Based upon the most recent amendment to Schedule 13G filed by Royce & Associates, LLC with the SEC on January 6, 2014, as of December 31, 2013, Royce & Associates, LLC had sole voting power over 3,617,531 shares and sole dispositive power over 3,617,531 shares.

(11)
Based upon the most recent Schedule 13G filed by DePrince, Race & Zollo, Inc. with the SEC on February 13, 2014, as of December 31, 2013, DePrince, Race & Zollo, Inc. had sole voting power over 2,608,025 shares and sole dispositive power over 3,409,865 shares.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the 2015 Annual Meeting, ten directors are to be elected to serve until the 2016 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election at the 2015 Annual Meeting are listed on the following pages with brief biographies. They are all currently Brooks directors.
Director Qualifications
In its Governance Policy and in the charter of the Nominating and Governance Committee, the Board has set out both broadly and in specific terms the qualifications sought when considering non-employee director candidates. At the highest level, as set out in the Board's Governance Policy, these include a high degree of business experience, the consistent exercise of the highest ethical standards, and a continuing commitment to the best practices of corporate governance. The Board and the Nominating and Governance Committee also assess a candidate's independence as defined under SEC and Nasdaq rules. The emphasis throughout the process of identifying, nominating and evaluating candidates for the Board and members of the Board following their election is to produce a group of directors that function effectively as a leadership team. It is considered important not only to bring together directors with a variety of skills in diverse areas, but also to ensure that those directors function well together. Within this framework, the charter of the Nominating and Governance Committee includes specific criteria as essential in helping to ensure that the Board possesses the strength that is derived from having a variety of appropriate skills and experience. Those criteria are: proven leadership and management experience as chief executive officer or chairman of a public company or other large, complex organization; financial expertise; experience in technology, manufacturing or marketing; international background; diversity; expertise resulting from significant academic or research activities; and experience on one or more boards of significant public, private or non-profit organizations. It is the practice of the Nominating and Governance Committee and the Board in nominating and evaluating candidates for the Board to take into account the overall experience represented on the Board, all as part of the process of endeavoring to ensure that the Board functions at all times as an effective team. The Nominating and Governance Committee and the full Board review their effectiveness in balancing these considerations when assessing the composition of the Board.
While the Board has not adopted a formal policy concerning diversity, it does believe, as noted above, that it must take advantage of the strength derived from having a variety of skills, experience and unique individual backgrounds represented among its members. The Brooks Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies' boards, which provides an understanding of different business processes, challenges and strategies. In some cases they have occupied chief executive officer and other leadership roles in internationally focused companies or institutions in the markets that Brooks serves or related markets. Other directors have experience as professors and leaders at internationally recognized academic institutions or as accounting professionals operating at the highest level of the independent accounting profession, each of whom brings unique perspectives to the Board.

Information on Nominees
The following table and biographies set forth certain information as of December 15, 2014 with respect to the 10 nominees, in each case setting forth the particular experience, qualifications, attributes and skills of each director nominee that led the Board to conclude that such person should serve as a director of Brooks.

Name	Age	Position	Director Since
A. Clinton Allen	70	Director	2003
Robyn C. Davis	53	Director	2013
Joseph R. Martin	67	Chairman of the Board of Directors	2001
John K. McGillicuddy	71	Director	2003
Krishna G. Palepu	60	Director	2005
Kirk P. Pond	70	Director	2007
Stephen S. Schwartz	55	Director and Chief Executive Officer	2010
Alfred Woollacott, III	68	Director	2005
Mark S. Wrighton	65	Director	2005
Ellen M. Zane	63	Director	2012
Mr. A. Clinton Allen has been a director since October 2003. In addition to serving as a director, Mr. Allen is chairman and chief executive officer of A.C. Allen & Company, an investment banking consulting firm, and principal of the American College of Corporate Directors, an organization that provides educational and other services to public company directors, chief executive officers and corporate counsel. From 1989 to 2002, Mr. Allen served as vice chairman of the board of Psychemedics Corporation, a biotechnology company with a proprietary drug testing product, and as chairman of the board of Psychemedics from 2002 to 2003. Mr. Allen is currently the non-executive chairman and a director of Collectors Universe, Inc., a third-party authentication and grading service for high-value collectibles. He also serves as lead director of LKQ Corporation, a supplier of recycled OEM automotive parts. Mr. Allen holds an Executive Master Professional Director Certification from the American College of Corporate Directors.
The Board of Directors has concluded that Mr. Allen should continue to serve as a director of the Company because of his broad-based investment banking and financial market expertise, which enables him to provide the Company and the Board with valuable insights in both merger and acquisition analysis and in the approach to capital markets generally, as well as his leadership experience serving as chairman and director for diverse publicly traded companies.
Ms. Robyn C. Davis has been a director since June 2013. Since 2000 Ms. Davis has been managing director of AngelHealthcare Investors, LLC, an early-stage private equity investment group focused on medical devices, life sciences and specialty pharmaceutical companies. Prior to AngelHealthcare, Ms. Davis was a director of the merchant banking services practices for Barents Group, LLC, and a strategy consultant at Bain & Company. Ms. Davis currently serves as a director of SC Repco, Inc., a privately-held company that represents the interests of the former shareholders of Smart Cells, Inc., which was acquired by Merck & Co. in 2010.
The Board of Directors has concluded that Ms. Davis should continue to serve as a director of the Company because of her extensive business experience, particularly with early stage life sciences companies, and her banking and finance expertise.
Mr. Joseph R. Martin has been a director since June 2001 and chairman of the Board since May 2006. Mr. Martin served as executive vice president and chief financial officer, and later senior executive vice president, and then as member of Office of the Chairman of Fairchild Semiconductor International, Inc., a supplier of power semiconductors, from June 1996 to May 2004. He served as the vice chairman of Fairchild's board of directors from 2003 until his retirement in June 2005. Mr. Martin is a member of the board of directors of Soitec, Inc., a semiconductor wafer processing company, and Collectors Universe, Inc., a third-party authentication and grading service for high-value collectibles. Mr. Martin also serves as a trustee of Embry-Riddle Aeronautical University. Mr. Martin previously served as a director of SynQor, Incorporated, a manufacturer of power converters, until March 2014. Mr. Martin holds an Executive Master Professional Director Certification from the American College of Corporate Directors.
The Board of Directors has concluded that Mr. Martin should continue to serve as a director of the Company because of his extensive industry and finance experience over more than 30 years in the semiconductor industry as chief financial officer and vice chairman of the board of directors of a multinational public semiconductor company, combined with the leadership that he has provided as Brooks' chairman since 2006. The Board of Directors regards Mr. Martin's experience as invaluable to the operation of the Board and the financial success of the company.
Mr. John K. McGillicuddy has been a director since October 2003. Mr. McGillicuddy was a partner with the international accounting firm of KPMG LLP, a public accounting firm, from 1975 until his retirement in June 2000. Mr. McGillicuddy is also a member and past chairman of the board of directors of Watts Water Technologies, Inc., a manufacturer of water safety and flow control products, as well as a member of the board of directors of Cabot Corporation, a chemical manufacturer. Mr. McGillicuddy holds a Professional Director Certification from the American College of Corporate Directors.
The Board of Directors has concluded that Mr. McGillicuddy should continue to serve as a director of the Company because of the depth of his financial background, including his previous experience as partner of a large, international public accounting firm, as well as his leadership and international experience as chairman of a public company with international operations.
Professor Krishna G. Palepu has been a director since November 2005. Professor Palepu is the Ross Graham Walker Professor of Business Administration and senior advisor to the president of Harvard University on global strategy. Among his other responsibilities at Harvard Business School, Professor Palepu teaches in several different corporate governance educational programs. Prior to assuming his current administrative position, Professor Palepu held other positions at Harvard Business School, including Senior Associate Dean for International Development and Senior Associate Dean for Research. Professor Palepu was formerly a member of the board of directors of Dr. Reddy's Laboratories Ltd., an Indian global pharmaceuticals company, from 2002 until 2009, PolyMedica Corp, a Massachusetts provider of diabetes testing supplies and products, from June 2006 until it was sold in August 2007, and Partners Harvard Medical International, a non-profit subsidiary of Partners HealthCare System devoted to promoting collaboration among international health care leaders, from 2008 to 2012. Professor Palepu stepped down as a director of Partners Harvard Medical International in 2012 due to an overseas sabbatical and rejoined the board upon his return in October 2013. The organization is now called Partners Healthcare International. Professor Palepu also serves as a trustee of The Winsor School. Professor Palepu was also formerly a member of the board of directors of BTM Corporation, a privately-owned management solutions provider focused on converging business with technology, and Satyam Computer Services Limited (“Satyam”), an Indian company whose shares were publicly traded in India and on the New York Stock Exchange. In December 2008, Professor Palepu resigned from the board of Satyam. Professor Palepu holds a Master Professional Director Certification from the American College of Corporate Directors.
In January 2009, the chairman of Satyam disclosed a series of fraudulent transactions that resulted in an overstatement of Satyam's assets and revenue. As a result of subsequent investigations by the Special Fraud Investigation Office ("SFIO"), an investigative agency of the Indian government, various proceedings were brought in India in 2009 against Satyam involving allegations of fraud, substantial overstatements of revenues, profits and assets, as well as violations of sections of India's criminal and corporate statutes. SFIO produced a report relating to these matters alleging a series of violations of the Companies Act, 1956, of India (the “Companies Act”) by the former directors of Satyam. In December 2009, SFIO filed complaints with respect to two of these allegations naming Professor Palepu and other Satyam directors. These complaints relate to Satyam's alleged failure to properly identify highly paid employees in reports required by the Companies Act and failure to obtain prior approval from the government of India for consulting fees paid to Professor Palepu. In December 2014, the court in India hearing the complaints filed by SFIO issued its decision finding that Satyam violated the applicable provisions of the Companies Act and ordered each Satyam director, including Professor Palepu, to pay a fine of 20,000 Rupees (approximately $325) for the failure of Satyam to file reports identifying highly paid employees. In addition, the court found that Satyam violated the Companies Act by failing to obtain governmental approval of the consulting fees paid to Professor Palepu and ordered Professor Palepu to pay a fine of 500,000 Rupees (approximately $8,000) and return the consulting fees previously paid to him in the amount of 26,600,000 Rupees (approximately $428,000). Professor Palepu has informed our Board of Directors that he intends to appeal the decision with respect to both allegations, that he believes the allegations lack merit and that he intends to continue to assert his defenses vigorously.
Professor Palepu has also been named as a respondent to a petition  filed in a civil court by Mahindra Satyam, successor to Satyam, arising out of the same facts and seeking 2.67 billion Rupees (approximately $42.72 million) in damages. This action is still pending.
Professor Palepu was also a named defendant in a putative class action lawsuit filed in the United States District of New York in which the plaintiffs alleged violations of United States securities laws including Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. That class action lawsuit was dismissed as to all claims against Professor Palepu in January 2013.
The Board of Directors has evaluated the matters pertaining to the Satyam litigation as it relates to Professor Palepu, including a re-evaluation after the December 2014 court decision, and concluded that Professor Palepu should continue to serve as a director of the Company because of the depth of the strategic, marketing, financial and technology insights that he provides arising out of his service as a professor at an internationally esteemed business school and his expertise in corporate governance, as well as the global and culturally diverse perspective afforded by his international background.
Mr. Kirk P. Pond became a director in November 2007. Mr. Pond was the president and chief executive officer of Fairchild Semiconductor International, Inc., from June 1996 until May 2005. He served as the chairman of Fairchild's board of directors from 1997 until June 2006. Prior to Fairchild Semiconductor's separation from National Semiconductor, Mr. Pond held several executive positions with National Semiconductor, including executive vice president, chief operating officer and in the office of the president. Prior to that, Mr. Pond was executive vice president of Timex, Inc. and vice president of Texas Instruments, Inc. Mr. Pond served as a member of the board of directors of the Federal Reserve Bank of Boston from January 2004 until January 2007 and since 2005 has been a director of WEX Corporation. Mr. Pond also has been a director of Sensata Technologies Holding (NV) since March 2011 and has served on the advisory board of the University of Arkansas Engineering School since 1987.
The Board of Directors has concluded that Mr. Pond should continue to serve as a director of the Company in order to receive the continuing advantage both of his leadership experience as chief executive officer of a successful public company in the semiconductor industry and his generally broad background in technology, semiconductor manufacturing, global marketing and finance in both the public and private sectors.
Dr. Stephen S. Schwartz joined Brooks in April 2010 as president and continued to serve as such until August 2013. In August 2010, he was elected as a director and on October 1, 2010, he became chief executive officer and continues to serve in that role. Dr. Schwartz had previously served, from August 2002 until April 20, 2009, as chief executive officer and a director of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as senior vice president, Product Groups and Operations and was elected chairman of Asyst in January 2003. Asyst filed for bankruptcy protection under Chapter 11 of the United States bankruptcy act on April 24, 2009, and Asyst's assets have since been liquidated. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as general manager for Applied Material's service business and president of Consilium, Inc., an Applied Materials software subsidiary.
The Board of Directors has concluded that Dr. Schwartz should continue to serve as a director of the Company due to the depth of industry, marketing and management experience that he brings as former chief executive officer of a company in the automation manufacturing space, as well as the fact that he is the Company's chief executive officer, thereby bringing to the Board his insight and experience with the daily business of the Company and its customers, employees and other stakeholders.
Mr. Alfred Woollacott, III has been a director since October 2005 following the Company's acquisition of Helix Technology Corporation. Mr. Woollacott is a certified public accountant and was a partner with the accounting firm of KPMG LLP from 1979 until his retirement in September 2002. He is currently a board member of the William H. Hart Realty Company, Inc. and the Hart Haven Community Association. Mr. Woollacott also served, until 2010, as a director of Greencore U.S. Holdings, a wholly-owned subsidiary of Greencore Group PLC, an Irish corporation listed on the Irish Stock Exchange, which is an international manufacturer of convenience foods and ingredients. Mr. Woollacott holds an Executive Master Professional Director Certification from the American College of Corporate Directors.
The Board of Directors has concluded that Mr. Woollacott should continue to serve as a director of the Company because of his financial background and expertise gained through his career as partner of a large, international public accounting firm, as well as his experience on the board of an international company.
Dr. Mark S. Wrighton has been a director since October 2005 following the Company's acquisition of Helix Technology Corporation. Dr. Wrighton has been chancellor of Washington University in St. Louis since July 1995. Dr. Wrighton also serves as a director of Cabot Corporation, a chemical manufacturer, and of Corning Incorporated, a manufacturer of specialty glass and ceramics. He previously served as a director of A.G. Edwards, Inc., a financial services company, until 2007.
The Board of Directors has concluded that Dr. Wrighton should continue to serve as a director of the Company because of his leadership and financial experience gained as the lead executive of an esteemed, large university, as well as his extensive experience as a member of the board for large, technically focused public companies in the manufacturing and financial sectors and his technology experience as a scientist.
Ms. Ellen M. Zane has been a director since May 2012. Since 2011, Ms. Zane has served as CEO Emeritus and vice chair of the board of trustees at Tufts Medical Center & Floating Hospital for Children, and from 2004 to 2011, she served as its president and chief executive officer. From May 1994 to January 2004, Ms. Zane served as Network President for Partners Healthcare System, a physician network sponsored by the Massachusetts General Hospital and Brigham and Women's Hospital. Prior to 2004, Ms. Zane served as chief executive officer of Quincy Hospital in Quincy, Massachusetts. Ms. Zane is also currently a member of the board of directors at Parexel International Corporation, a publicly traded global bio-pharmaceutical services company, Haemonetics Corporation, a publicly traded global blood management solutions company, Press Ganey, a private company nationally known as the preeminent provider of patient satisfaction measurement and data in acute hospital settings, Century Capital Management, LLC, a private mutual fund company, Fiduciary Trust Company, a privately owned wealth management company and AgNovos Healthcare, LLC a privately held medical device company, focused on bone health. Ms. Zane previously served as a director of Lincare Holdings Inc. until it was acquired in August 2012. Ms. Zane holds a Professional Director Certification from the American College of Corporate Directors.
The Board of Directors has concluded that Ms. Zane should continue to serve as a director of the Company because of her executive experience in the health care industry, including as the chief executive officer of a large medical center, in addition to her substantial experience as a director at other public companies.
THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE
STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE 10 NAMED NOMINEES

CORPORATE GOVERNANCE
Board of Directors
The Board of Directors has responsibility for establishing broad corporate policies and reviewing overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee management and, in so doing, to serve the Company's and its stockholders' best interests. Management keeps the directors informed of our activities through regular written reports and presentations at Board and Committee meetings. The Board has adopted the Governance Policy that is publicly available on our website at www.brooks.com. That policy calls for, among other things, the maintenance of Board leadership that is separate from the Company's executive leadership, whether that comes in the form of an independent chairman or an independent lead director. The independent chairman presides over the regularly held executive sessions of the Board, noted below, at which the chief executive officer is not present. Each director is required to stand for election annually.
The Board has assessed each of the 10 nominees for director against the SEC and the Nasdaq Stock Market standards for independence and determined that Messrs. Allen, Martin, McGillicuddy, Pond, and Woollacott, Professor Palepu, Dr. Wrighton, and Mses. Davis and Zane, nine of the ten current directors, meet the general definition of an independent director as defined by the Nasdaq Stock Market. The Board has further determined that all members of the Audit Committee (among others) meet the Nasdaq Stock Market's stricter definition of independence required for members of an Audit Committee, and determined that each member of the Audit Committee qualifies as an Audit Committee Financial Expert.
The Board of Directors held 10 meetings during the fiscal year ended September 30, 2014. The Board of Directors took action on two occasions by unanimous written consent in lieu of a special meeting during the fiscal year ended September 30, 2014. Each current director attended at least 75% of the meetings of the Board of Directors and of committees of which he or she was a member held while he or she was a director during the last fiscal year. In connection with each of the Board's four regularly scheduled meetings, all non-employee members of the Board met in executive session without the chief executive officer being present.
The Board of Directors encourages stockholders to communicate with our senior management and directly with members of the Board of Directors on matters of concern related to our business and affairs. Stockholders who wish to communicate with members of the Board of Directors may do so by the following means:

—	By telephone: (978) 262-4400

—	By electronic mail: Directors@Brooks.com

—	By first class mail, overnight mail or courier:
Brooks Board of Directors
Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824
As a matter of policy we encourage the directors to attend meetings of stockholders, in person or by telephone. All of the nominees for election as director were directors at the time of, and attended, except for Mark S. Wrighton, the last stockholder meeting in February 2014.
In accordance with our Governance Policy, members of the Board are encouraged to periodically attend formal continuing education programs for directors, with a recommended frequency of at least once every three years. The Company supports and encourages Board members to take advantage of director education opportunities. There are many public company director educational venues available, and the Company believes that its Board members should keep current on the fast changing areas of corporate governance and related regulations. The Brooks Board members have participated in, and continue to attend, public company director education venues and many of our Board members hold professional director certifications earned by accumulating from 30 to 150 director education credit hours.
Chairman of the Board
The Board of Directors has elected Joseph R. Martin to serve as chairman of the Board. Under our By-Laws and Governance Policy, the chairman assists the chief executive officer in setting the agenda for meetings of the Board of Directors, presides over executive sessions of the Board and performs such other duties as the Board may assign.

Committees of the Board
The Board currently has the following standing committees: an Audit Committee, an Executive Committee, a Finance Committee, a Human Resources and Compensation Committee, and a Nominating and Governance Committee. The following table sets out the Board Committees on which each member of the Board now serves, identifying as well the chair of each committee.

Name of Director	Audit	Executive	Finance	HR & Compensation	Nominating & Governance
Non-Employee Directors:
A. Clinton Allen			Chair		Member
Robyn C. Davis	Member			Member
Joseph R. Martin (1)		Chair			Member
John K. McGillicuddy	Chair	Member			Member
Krishna G. Palepu		Member	Member		Chair
Kirk P. Pond			Member	Chair
Alfred Woollacott, III	Member			Member
Mark S. Wrighton	Member		Member
Ellen Zane	Member			Member
Employee Director:
Stephen S. Schwartz
Number of Meetings in Fiscal 2014	6	2	8	7	4
(1) Chairman of the Board
Audit Committee.  Under the provisions of the Audit Committee charter, the Audit Committee is responsible for the qualifications, independence, appointment, retention, compensation and evaluation of our independent registered public accounting firm and for assisting the Board of Directors in monitoring our financial reporting process, accounting functions, business risk assessment and internal control over financial reporting. It also is responsible for administering our Standards of Conduct and the oversight of “whistle-blowing” procedures, and certain other compliance matters.
A copy of the charter of the Audit Committee is publicly available on our website at www.brooks.com. Under its charter, the Audit Committee must consist of not less than three directors, each of whom meets the stricter definition of independence for members of the Audit Committee under rules of the Nasdaq Stock Market. The Audit Committee currently is composed of Messrs. McGillicuddy (Chair), and Woollacott, Dr. Wrighton, and Mses. Davis and Zane, each of whom will remain on the Committee during fiscal 2015, if reelected by the stockholders. The Board of Directors has reviewed the qualifications of each member of the Committee and has determined that each of them meets that stricter definition of independence and that each qualifies as an “audit committee financial expert” as the SEC defined that term in Item 407 of Regulation S-K.
The Audit Committee met on six occasions during fiscal year 2014 and took no action by written consent. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
Executive Committee.  The purposes of the Executive Committee are: (i) to permit action on behalf of the Board of Directors between meetings, particularly in those circumstances for which a timely response is required and full Board participation is not reasonably feasible; (ii) to assess, review with management, and provide recommendations to the Board of Directors concerning our strategic planning process and the implementation of our strategic plans; and (iii) to lead the process by which we and the Board of Directors conduct the ongoing assessment and management of the business risks we face. The Executive Committee may exercise the full powers of the Board when, in their reasoned judgment, the best interest of the Company requires prompt action incompatible with full Board participation, excepting those matters legally requiring the approval of the full Board. When possible, and usually, the Executive Committee expects to seek prior full Board approval of limits within which it will exercise its discretion. The charter of the Executive Committee is publicly available on our website at www.brooks.com. The Executive Committee has also been given the responsibility to act for the Board in providing guidance to management concerning the Company's strategic planning and implementation, as well as taking the lead for the Board in ensuring that the Company implements and employs the processes necessary to understand, address and manage the Company's business and enterprise risks. The Executive Committee is currently comprised of Messrs. Martin (Chair), and McGillicuddy and Professor Palepu, each of whom will remain on the Committee during fiscal 2015, if reelected by the stockholders. The Executive Committee met on two occasions during fiscal year 2014 and took no action by written consent.
Finance Committee.  The purpose of the Finance Committee is to assess and provide recommendations to the Board of Directors on the Company's capital structure, including financial strategies, policies, practices and transactions. Among other things, the Finance Committee recommends how to employ the Company's cash resources in the best interests of stockholders and assist the management and the Board in the consideration and review of possible strategic transactions. Its purposes do not include the evaluation of financial performance and controls delegated under the charter of the Audit Committee, nor does it preclude direct action by the Board on any issue if the Board so chooses. The charter of the Finance Committee is publicly available on our website at www.brooks.com. The Committee is comprised of Messrs. Allen (Chair), and Pond, Professor Palepu and Dr. Wrighton, each of whom will remain on the Committee during fiscal 2015, if reelected by the stockholders, and each of whom meets the definition of independent director. The Finance Committee met eight times during fiscal year 2014 and took no action by written consent.
Human Resources and Compensation Committee.  The Human Resources and Compensation Committee has overall responsibility for our executive compensation philosophy, evaluates and approves executive compensation, assists the Board in the discharge of its responsibilities with respect to executive compensation and develops the leadership capabilities of our executives. It also has been delegated the authority to supervise the administration of our stock plans, including the 2015 Equity Incentive Plan, if approved, and it is required to review and approve the incorporation of our compensation discussion and analysis report in this proxy statement in accordance with SEC rules. The Human Resources and Compensation Committee also approves all grants to employees under our stock plans and recommends the ratification of those grants by the full Board of Directors. Actual grants under those plans must be approved by the full Board as well as the Committee as set forth in the Governance Policy. The Human Resources and Compensation Committee is authorized to retain independent advisors to assist it in fulfilling its responsibilities.
Under its charter and the requirements of the Nasdaq Stock Market, the Human Resources and Compensation Committee must consist of at least three directors, each of whom satisfies certain requirements of the securities and other laws and satisfies the independence requirements of the Nasdaq Stock Market. The charter of the Committee is publicly available on our website at www.brooks.com. The Human Resources and Compensation Committee is currently comprised of Messrs. Pond (Chair) and Woollacott, and Mses. Davis and Zane, each of whom will remain on the Committee during fiscal 2015, if reelected by the stockholders, and Ms. Zane will replace Mr. Pond as Chair of the Committee effective as of the date of our 2015 Annual Meeting of Stockholders. Each of these Committee members meet the definition of an independent director and the other requirements for membership.
The Human Resources and Compensation Committee met on seven occasions during fiscal year 2014 and took no action by written consent.
Human Resources and Compensation Committee Interlocks and Insider Participation.  None of the members of the Human Resources and Compensation Committee is or was formerly an officer or employee of the Company, and no executive officer serves on the board of directors of any company at which any of the Human Resources and Compensation Committee members is employed.
Nominating and Governance Committee.  The purpose of the Nominating and Governance Committee is to: (i) identify, review and evaluate candidates to serve as directors; (ii) serve as a focal point for communication between such candidates, the Board of Directors and our management; (iii) make recommendations to the full Board with respect to Board candidates to be elected by the stockholders or appointed by the Board; (iv) evaluate and make recommendations to the Board on a set of corporate governance and ethics principles; (v) periodically review and evaluate our governance and ethics policies and guidelines; (vi) evaluate and make recommendations to the Board concerning the structure, responsibilities and operation of the Committees of the Board; (vii) make recommendations to the Board concerning Board meeting policies; and (viii) make recommendations to the Board concerning the compensation of members of the Board and any Committees of the Board.
Under its charter, as supplemented by the rules of the Nasdaq Stock Market, the Nominating and Governance Committee must consist of not less than three members, each of whom satisfies the independence requirements of the Nasdaq Stock Market. A copy of the charter of the Nominating and Governance Committee is publicly available on our website at www.brooks.com. The members of the Committee are Professor Palepu (Chair), Messrs. Allen, Martin, and McGillicuddy, each of whom will remain on the Committee during fiscal 2015, if reelected by the stockholders, and each of whom meets the definition of an independent director.
The Nominating and Corporate Governance Committee is responsible for identifying candidates to serve as directors, whether such directorships are filled by the Board or by stockholders. The Committee may consider nominees recommended by stockholders and other sources, such as directors, third-party search firms or other appropriate sources. In evaluating candidates the Committee seeks the strength that is derived from a variety of experiences among board members, embracing the criteria and qualifications set forth in the Committee's charter, which include personal integrity, sound business judgment, business and professional skills and experience, independence (as defined under SEC and Nasdaq rules), potential conflicts of interest, proven leadership and management experience as chief executive officer or chairman of a public company or other large, complex organization, diversity, expertise resulting from significant academic or research activities, and experience on one or more boards of significant public, private, or non-profit organizations, the extent to which a candidate would fill a present need, and concern for the long-term interests of stockholders. In any particular situation, the Committee may focus on persons possessing a particular background, experience or qualifications, which the Committee believes would be important to enhance the effectiveness of the Board. It is the practice of the Nominating and Governance Committee in nominating and evaluating candidates for the Board to take into account their ability to contribute to the experience represented on the Board. The evaluation process for stockholder recommendations is the same as for candidates from any other source. If stockholders wish to recommend a candidate for director for election at the 2016 annual meeting of stockholders, they must follow the procedures described in “Other Matters-Stockholder Proposals and Recommendations For Director.”
The Committee also initiates and administers the Board's annual self-evaluation and performance review process. This annual process is initiated by the chairman of the Committee sending to each Board member a written questionnaire dealing with a variety of elements of the governance process, including the Board's structure, its effectiveness in carrying out key responsibilities, the quality and efficiency of the meeting processes of the Board and its Committees, the responsibilities and effectiveness of the Board's Committees, and, more generally, Board members' overall analysis and comments concerning the effectiveness of the Board, its processes and the quality of its deliberations. After these questionnaires are completed and returned, the chairman of the Nominating and Governance Committee conducts individual discussions with each Board member in order to understand fully the perceptions and analysis of each director. The chairman then presents the information that has been collected through these processes both to the Nominating and Governance Committee and then, following that discussion, presents observations and recommendations to the full Board for discussion and such action as the Board determines to be appropriate. The Board views these activities as part of its overall process of on-going self-evaluation and continuous improvement.
The Nominating and Governance Committee met four times during fiscal year 2014 and took no action by written consent.
Board Risk Oversight
Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. The Board has delegated to the Executive Committee responsibility to ensure that the Board and management implement and regularly employ the processes necessary to understand, address and manage the Company's business risks. The Executive Committee is authorized to delegate this responsibility to other

Committees of the Board with respect to specific areas of business risk where the Executive Committee deems this to be appropriate. Each year, working initially through the Audit Committee, management and the Board jointly develop a list of important risks that the Company prioritizes. These are reviewed during the year by management and by the Board and the committees to which the Executive Committee has delegated specific areas of responsibility.
The Board's risk oversight processes build upon management's regular risk assessment and mitigation processes, which include standardized reviews conducted with members of management across and throughout the Company in areas such as financial and management controls, strategic and operational planning, regulatory compliance, environmental compliance and health and safety processes. The results of these reviews are then discussed and analyzed at the most senior level of management, which assesses both the level of risk posed in these areas and the likelihood of their occurrence, coupled with planning for the mitigation of such risks and occurrences.
Following this senior management level assessment, the Executive Committee is then tasked to drive the risk assessment process at the Board level and to ensure that mitigation and corrective actions are taken where appropriate.
Board Leadership Structure
The Company's Governance Policy, as set out on the Company's corporate web site under “Investors” and “Corporate Governance”, provides that there will always be independent leadership of the Board. In accordance with the Policy, the Board may select the chief executive officer to also serve as Board chairman, but its current practice is to have an independent director serve as chairman. The Policy also makes clear that in the event that the same person serves as chief executive officer and chairman, the Board shall select a lead independent director who shall be responsible for chairing meetings of the independent directors in addition to any other responsibilities designated by the Board. Under this separation of responsibilities, an independent director will always be in a position of Board leadership.
The chairman is responsible for collaborating with the chief executive officer in setting Board agendas. The Company's Governance Policy also provides that “The independent directors of the board shall meet in executive session (separate from any inside directors) on a regular basis, at least as frequently as may be required by applicable Nasdaq or SEC rule or regulation.” It has been the consistent practice of the chairman to conduct such meetings of independent directors at each in-person meeting of the Board of Directors.
In addition, under the Governance Policy, the chairman (with the assistance of the Company Secretary) shall “(1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.”
Brooks' separation of the roles of chief executive officer and chairman of the Board of Directors continues to offer benefits including the following:

—	the independent oversight of the Company is enhanced;

—	the objectivity of the Board's evaluation of the chief executive officer is increased;

—	having a non-executive chairman provides an independent spokesman for the Company;

—	the chief executive officer has the benefit of a fully independent and experienced board; and

—	the Board can provide a fully independent and objective assessment of risk.

COMPENSATION OF DIRECTORS
The following table sets forth the total compensation paid or accrued during the fiscal year ended September 30, 2014 to each of our non-employee directors.
Director Compensation Table
Fiscal Year 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
Joseph R. Martin	$130,000	$120,001				$250,001
A. Clinton Allen	$97,500	$80,007		$2,259	(2)	$179,766
Krishna G. Palepu	$105,000	$80,007				$185,007
Alfred Woollacott, III	$90,000	$80,007				$170,007
Mark S. Wrighton	$90,000	$80,007				$170,007
Ellen M. Zane	$90,000	$80,007				$170,007
John K. McGillicuddy	$115,000	$80,007	(3)	$14,970	(2)	$209,977
Kirk P. Pond	$100,000	$80,007	(4)	$5,060	(2)	$185,067
Robyn C. Davis	$90,000	$80,007	(5)	$2,123	(2)	$172,130
Dr. Schwartz is not included here, having only received compensation as an employee during fiscal 2014. He is listed in the Summary Compensation Table under Executive Compensation.

(1)
The value of a stock award is based on the fair value as of the grant date calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Certification (ASC) Topic 718 (previously FAS 123R).

(2)	Amount represents cash dividends accrued on deferred stock awards.

(3)	Mr. McGillicuddy has chosen to defer his 2014 stock award.

(4)	Mr. Pond has chosen to defer his 2014 stock award.

(5)	Ms. Davis has chosen to defer her 2014 stock award.
Compensation Policy
The following cash compensation is paid to our non-employee directors (pro-rated for the portion of any year in which the director provides service):

•	$80,000 annual Board retainer to each non-employee director;

•	$5,000 annual Committee retainer to each non-employee director for each Committee that such director serves on;

•	an additional $40,000 annual retainer to the non-executive chairman of the board;

•
an additional $10,000 annual retainer to each of the chairman of the Human Resources and Compensation Committee, the Chairman of the Nominating and Governance Committee, and the Chairman of the Finance Committee;

•	an additional $20,000 annual retainer to the chairman of the Audit Committee; and

•	an annual award of unrestricted shares of Brooks Common Stock having a market value of $80,000 ($120,000 for the non-executive chairman of the board) based on the closing price on the date of grant.
In addition, on the date of appointment each newly elected non-employee director will receive an award of unrestricted shares of Brooks Common Stock having a market value of $80,000 based on the closing price on the date of grant, prorated for the number of days out of 365 that have elapsed since the most recent annual equity award to non-employee directors.

The Board of Directors has previously approved equity ownership guidelines for non-employee directors, which require each non-employee director to own over time shares of our Common Stock having a market value of at least $300,000. The target ownership amounts are subject to adjustments based on changes in the market price for our Common Stock. The Nominating and Governance Committee intends to monitor the policy over the coming years. As of September 30, 2014, each of the non-employee directors have exceeded the target ownership amount, except for Ms. Zane, who joined the Board in May 2012, and Ms. Davis, who joined the Board in June 2013. The Board may at any time revoke or modify the policy. The amount of any further such grants will be subject to the review and approval of the Nominating and Governance Committee based on the Committee's analysis, with the assistance of independent consultants, if desired, of the appropriateness of the nature and amount of any such grants, based upon such factors as a comparison of director compensation at peer companies and a review of prevailing market practices and conditions.
The Nominating and Governance Committee and the full Board will continue to monitor and assess Board compensation in general in light of business and market conditions and such other factors as they deem appropriate.
Deferred Compensation Plan.  Non-employee directors may elect to defer receipt of their stock in exchange for a credit, in restricted stock units, to a deferred RSU account. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of the shares. Directors who make a deferral election will have no rights as stockholders of the Company with respect to amounts credited to their deferred RSU account. An amount equal to the cash dividends that would be paid on the number of shares equal to the number of RSUs credited to the director's deferred RSU account has been accrued in each director's deferred RSU account. This amount will be converted into additional RSUs based on the closing price of the Company's stock on the next dividend record date. In addition, for any future cash dividends, directors with deferred RSUs will receive an additional number of RSUs based on the aggregate amount of cash dividends that would otherwise have been accrued for such directors divided by the closing price of the Company's stock on the dividend record date (rounded down to nearest whole share). Payment of RSUs credited to the deferred RSU account will be made in a lump sum in an equal number of shares of unrestricted common stock at the time specified in the director’s deferral election, but no later than as soon as administratively feasible following the director’s termination of Board service. Cash dividends accrued will be paid on the date the shares of common stock are issued. The table below sets forth the total number of deferred stock awards held by each non-employee director as of September 30, 2014.

Name	Number of Deferred Restricted Stock Units
A. Clinton Allen	6,645
Robyn C. Davis	8,164
John K. McGillicuddy	45,949
Kirk P. Pond	16,804
Indemnification Agreements.  We have entered into indemnification agreements with each of our directors and anticipate that we will enter into similar agreements with any future directors. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director.
The indemnification agreements provide that we will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless he is adjudged not to have acted in good faith and in a manner he reasonably believed to be in the best interests of Brooks.

EXECUTIVE OFFICERS
Biographical Information
The names of our executive officers and certain biographical information furnished by them as of December 15, 2014 are set forth below. Each executive officer serves until his resignation or termination.

Name	Age	Position with the Company
Stephen S. Schwartz	55	Chief Executive Officer
Mark D. Morelli	50	President and Chief Operating Officer
Lindon G. Robertson	53	Executive Vice President and Chief Financial Officer
Maurice H. Tenney III	51	President, Brooks Life Science Systems
David C. Gray	49	Senior Vice President, Chief Strategy and New Business Officer
William T. Montone	62	Senior Vice President, Human Resources
Jason W. Joseph	44	Vice President, General Counsel and Secretary
David F. Pietrantoni	42	Vice President, Finance and Corporate Controller and Principal Accounting Officer
Dr. Stephen S. Schwartz joined Brooks in April 2010 as President and continued to serve as such until August 2013. As of October 1, 2010, Dr. Schwartz also became Brooks' Chief Executive Officer, and continues to serve as such. Dr. Schwartz was elected to the Brooks Board of Directors in August 2010. Dr. Schwartz had previously served, from August 2002 until April 20, 2009, as Chief Executive Officer of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as Senior Vice President, Product Groups and Operations and was elected Chairman of Asyst in January 2003. Asyst filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Act on April 24, 2009, and Asyst's assets have since been liquidated. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as General Manager for Applied Material's service business and President of Consilium, Inc., an Applied Materials software subsidiary.
Mr. Mark D. Morelli was appointed President and Chief Operating Officer in August 2013, before which he served as Executive Vice President and Chief Operating Officer since joining Brooks in January 2012. From September 2007 to May 2011, Mr. Morelli was President and Chief Executive Officer of Energy Conversion Devices, a leader in thin-film flexible photovoltaic laminates and, prior to that, Mr. Morelli was a senior executive at United Technologies Corporation, most recently as the President of UTC's Carrier Commercial Refrigeration Division. In February 2012, Energy Conversion Devices filed for bankruptcy in the U.S. Bankruptcy Court, Eastern District of Michigan.
Mr. Lindon G. Robertson joined Brooks in October 2013 as Executive Vice President and Chief Financial Officer. Prior to joining Brooks, from July 2011 to September 2013, Mr. Robertson served as the Vice President and Chief Financial Officer of Graftech International Ltd., a publicly traded manufacturer of carbon and graphite products for industrial applications. Prior to that, he spent 27 years at IBM Corporation in various senior financial management positions, including Chief Financial Officer of IBM's global hardware business and Chief Financial Officer of IBM's Japan and China operations.
Mr. Maurice H. Tenney III was appointed President, Brooks Life Science Systems in November 2014. Prior to joining Brooks, Mr. Tenney spent 13 years with PerkinElmer, Inc. in various leadership roles, most recently as Senior Vice President of customer operations.  Mr. Tenney's career includes progressive leadership assignments with GE, Lockheed Martin, AlliedSignal and Honeywell.
Mr. David C. Gray was appointed Senior Vice President, Chief Strategy and New Business Officer in June 2014.  From October 2013 to June 2014, Mr. Gray provided consulting services to the Company.  Prior to that, from January 2009 to January 2013, Mr. Gray was employed by GT Advanced Technology in various senior leadership roles, most recently as Chief Strategy and New Business Officer.

Mr. William T. Montone was appointed Senior Vice President, Human Resources in October 2005 when Brooks acquired Helix Technology Corporation, where he served as Vice President of Human Resources since 1998. Prior to joining Brooks, Mr. Montone held senior human resources roles at A.T. Cross, an international manufacturer of fine writing instruments, and Rogers Corporation, a materials technology company, for 13 and eight years, respectively.
Mr. Jason W. Joseph joined Brooks in March 2011 as Vice President, General Counsel and Secretary. Prior to joining Brooks, Mr. Joseph served as Vice President, General Counsel and Secretary of Unica Corporation, a publicly traded marketing automation software company, from June 2007 through November 2010, and as General Counsel and Secretary of MapInfo Corporation, a publicly traded location intelligence software company, from December 2003 through April 2007. Mr. Joseph also previously practiced law at Wilmer, Cutler, Pickering, Hale and Dorr LLP (formerly Hale and Dorr LLP) from 2000 through 2003.
Mr. David F. Pietrantoni was appointed Principal Accounting Officer and Corporate Controller in June 2013. Since joining Brooks in 2006, he has held various financial leadership positions, including Vice President, Finance and Division Chief Financial Officer. Prior to joining Brooks, Mr. Pietrantoni spent six years in various financial leadership roles at SPX Corporation and Standex International Corporation.
Compensation Discussion and Analysis
The following report provides information about our compensation programs and policies as well as the specific outcomes and achievements that resulted in the delivery of compensation to our leadership team. Specific 2014 compensation information for the CEO and other named executives will be outlined in a series of tables:

Stephen S. Schwartz	Chief Executive Officer
Mark D. Morelli	President and Chief Operating Officer
Lindon G. Robertson	Executive Vice President and Chief Financial Officer
David C. Gray	Senior Vice President, Chief Strategy and New Business Officer
William T. Montone	Senior Vice President, Human Resources
Summary
In 2014, we made significant and positive progress across each of our business segments that positions us for continued growth and strong momentum in the coming years. Below are highlights of our fiscal year 2014 accomplishments:

•	A 14% increase in revenue over 2013 to $482.8 million (excluding operating results of discontinued operations);

•	Increased GAAP net income and diluted earnings per share of $31.4 million and $0.46, respectively, from a loss position in 2013;

•	Increased diluted earnings per share from continuing operations by $.13 from 2013

•	A 46% improvement over the prior year in Life Science Systems revenue to $63.1 million;

•	A three point increase in gross margin in 2014;

•	Generated operating cash flow of $53.8 million, resulting in a year-end cash position of $245 million;

•	17% total shareholder return; and

•	Increased our quarterly dividend by 25% to 10 cents per share, in the quarter ended June 30, 2014 while growing our cash position.
Our financial results for fiscal year 2014 reflect our continuing efforts to drive profitable growth organically and through acquisition, while focusing on margin expansion, cash flow generation and effective portfolio management, across all of our products and services.

Operationally, we enjoyed notable successes in accelerating our Life Science Systems business and focusing our semiconductor product segments into higher growth and margin areas. Our Services business delivered steady revenue and profit increases and we continued to make progress in establishing operational efficiencies, including through material inventory and warranty cost reductions. We also were able to divest a non-core Granville-Phillips business unit at a premium valuation while we added to our product portfolio with the acquisition of DMS Dynamic Micro Systems Semiconductor Equipment GmbH on April 30, 2014 and FluidX on October 1, 2014.
Our compensation program for our named executive officers received the approval of approximately 82% of the votes cast at our 2014 Annual Meeting of stockholders.
Based on the effectiveness of our compensation program and in consideration of this and prior years’ approvals, the Human Resources and Compensation ("HRC") Committee determined to continue the foundation and fundamentals of the compensation structure for this year. The HRC Committee did change the time horizon on its Long Term Incentive Plan for 2015 to a three-year measurement period for certain metrics, while retaining a one-year measurement period, with subsequent vesting, for the remaining performance metrics. Further discussion can be found in the section "Fiscal Year 2015 Equity Awards".
2014 Executive Compensation
We employ a compensation strategy that seeks to deliver competitive, performance-focused, and cost effective total compensation that enables us to attract, motivate and retain a high performing leadership team that is critical to our long-term success. The compensation design and mix reflects our operating environments, the cyclical nature of our industry, and our commitment to rewarding behaviors and results that contribute to our long-term success and shareholder value.
In 2014, we exceeded our financial goals and paid annual cash incentives under our annual performance based variable compensation plan (PBVC) that were above target. Likewise, our performance against goals associated with our performance-based equity incentives in 2014 also earned executives above-target awards which will subsequently vest over time. In the two immediately preceding fiscal years (2012 and 2013), we did not meet our financial goals and no cash incentives were paid on the financial metrics that comprised 80% of these target cash bonus awards. A more complete explanation of these programs and results are discussed in the sections labeled "Annual Cash Incentive - Performance-Based Variable Compensation" and "Long-term Incentive Plans". The charts depicted below illustrate our CEO's variable pay (cash and equity) over the last three years underscoring the Company's commitment to its pay for performance philosophy.
(1) 2012 performance goals were based on three-year measures. 2013 and 2014 performance goals were based on one-year measures with vesting of any "earned" units occurring in subsequent years.
(2) Based on share price on the date the HRC Committee and Board determined the percentage of RSUs that were "earned" and subject to a continuing service requirement.

Brooks improving performance is illustrated by its TSR measured over one, three, and five-year periods as well as its TSR measured against its peer group over one and three-year periods depicted in the charts below.
Compensation Framework
Our executive compensation program provides competitive compensation in line with the practices of leading semiconductor capital equipment, life sciences and high technology companies with whom we compete for business and people. Our total rewards strategy is intended to provide:

•	an appropriate balance between fixed and variable pay;

•	performance-based awards tied to company, business unit and individual results that may be greater when warranted by higher than target performance results; and

•	recognition that in our highly cyclical industries, the ability to perform throughout the cycles is critical to our long-term success.
We have not defined specific percentages of fixed, variable, and long-term compensation for our executives. Given the cyclical nature of the diversified industries in which we participate, we designed our executive pay program to provide base compensation competitive with our peer group along with the opportunity to earn variable pay when justified by financial performance. Although we do not determine specific allocations to the various elements of total compensation, independent consultant reviews have indicated that Brooks’ actual practice is weighted similarly to the broader external market.
The charts below show the allocation of fiscal year 2014 target compensation among base salary, target PBVC annual incentive and long-term equity incentive grants for our chief executive officer and the other named executive officers, as compared to market compensation as compiled by the HRC Committee's independent compensation consultant Pearl Meyer & Partners (“PM&P”), using our peer group and other external market data. For purposes of the charts below, the target compensation was calculated using base salary, target bonus and the grant date fair value of equity grants awarded during fiscal year 2014. While the charts below show compensation mix by percentage only, the dollar amounts used to calculate the percentages are shown in the Summary Compensation Table and other tables that follow. The data indicates reasonable alignment of our pay mix relative to the competitive market pay mix.

Process for Executive Compensation Determination
The Human Resources and Compensation ("HRC") Committee is responsible for developing and administering the compensation program for executives. All HRC Committee pay recommendations are submitted to the non-employee directors of the Board for final vote and approval. The HRC Committee is composed of at least three members, all of whom are independent directors. For fiscal 2014, the HRC Committee was composed of Mr. Kirk Pond (chair), Ms. Ellen M. Zane, Mr. Alfred Woollacott III, and Ms. Robyn C. Davis.
The chief executive officer, with the assistance of our Human Resources department, makes annual recommendations to the HRC Committee regarding the salaries, incentive payments and equity grants for key employees, including all executive officers with the exception of the chief executive officer whose compensation is determined by the HRC Committee. The HRC Committee also holds executive sessions that are generally not attended by members of management. The HRC Committee makes recommendations to the non-employee directors on specific elements of the chief executive officer's compensation, as well as other significant aspects of the Company's executive pay programs, for their final approval.
The recommendations typically include the following:

•
salary adjustment recommendations are made after a compilation and review of executive compensation survey and peer company data and, more significantly, an evaluation of individual performance over the fiscal year;

•	annual PBVC payments are determined by our actual financial performance against specified metrics as well as the achievement of strategic individual objectives; and

•
equity grants, which for 2014 were made in the form of time-based (25%) and performance-based (75%) restricted stock units (RSUs), are intended to provide long-term compensation that seeks to retain our executives and reward them for bringing value to stockholders.

The HRC Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The HRC Committee continued its engagement with PM&P, a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s executive compensation program. PM&P performs services solely on behalf of the HRC Committee and has no relationship with the Company or management except as it may relate to performing such services. As described below, PM&P assists the HRC Committee in evaluating the competitiveness of executive compensation levels and practices each year. The HRC Committee has assessed the independence of PM&P pursuant to SEC rules and the corporate governance rules of the Nasdaq Stock Market and concluded that no conflict of interest exists that would prevent PM&P from independently representing the HRC Committee. Services provided by PM&P in fiscal 2014 included:

•	a review of the appropriateness of our peer group of firms for executive compensation comparison purposes;

•	a competitive assessment of Brooks as compared to the market based on the compensation components of base salary, target annual incentives, long-term incentives, and total direct compensation;

•	a review of the long-term incentive plan design;

•	an evaluation of the rigor in achieving and the relevance to increasing shareholder value of the incentive metrics and goals adopted in the short- and long-term incentive pay plans;

•	a competitive assessment of security arrangements including severance and change in control practices and development of a term sheet of key terms and provisions;

•	an analysis of Brooks’ short- and long-term pay for performance alignment related to our peer group; and

•	periodic attendance at scheduled HRC Committee meetings to assist with ongoing support.
The information provided by PM&P is supplemented by compensation survey data purchased from Radford Executive Survey, which is used to gauge the market competitiveness of our senior executive pay.
Before each meeting, the HRC Committee is provided appropriate materials and information necessary to make informed decisions on the Company's executive compensation practices. This material may be supplemented by reports prepared by PM&P. The HRC Committee uses its judgment supported by facts and documentation in making compensation recommendations that support our philosophy and objectives.
Risk Assessment Process
The HRC Committee has assessed the risk profile of its compensation program to monitor whether any element of pay or policy encouraged inappropriate or unacceptable risk to the Company. The HRC Committee is provided with a series of analytical factors which focus upon several key areas of our compensation program, including: external market reference; pay mix; range and sensitivity of our PBVC and long-term incentive plans; selection of performance metrics; goal setting process; and our checks and balances on the payment of compensation. This provides a process to ensure that an appropriate balance between prudent business risk and resulting compensation is being maintained.
The HRC Committee believes our policies and procedures achieve this balance. As a result of our review process, we have incorporated one and three-year performance measurement periods in the equity performance plans for 2015 to better ensure an appropriate link between setting relevant goals and long-term financial success. The Company also has clawback provisions in place as discussed in more detail below, as well as stock ownership guidelines to further align the executive's interests with that of our shareholders. The HRC Committee regularly monitors the executives' progress against our stock ownership guidelines. The HRC Committee believes the policies and rewards structure in place appropriately balance the creation of long-term value with shorter-term positive results.

Stock Ownership Guidelines
Stock ownership guidelines require that within five years of the latter of hire date or October 1, 2010, executive officers including Dr. Schwartz and Messrs. Morelli, Robertson, Gray and Montone acquire and maintain beneficial ownership of Brooks shares at different multiples of salary depending upon position. For the chief executive officer, chief financial officer and chief operating officers' positions, the requirement is three times base salary; for the remaining positions covered by the policy the requirement is two times base salary. At the end of fiscal year 2014, Dr. Schwartz, and Mr. Montone exceeded their ownership requirement and the remaining named executive officers continued to make progress in acquiring and holding shares. The guidelines cease to apply to any executive officer after termination of employment.
Clawback Provisions
Clawback provisions applicable to the chief executive officer and chief financial officer that are contained in employment agreements and/or offer letters are consistent with the Sarbanes-Oxley Act of 2002 for annual and long-term incentive compensation in the event of an accounting restatement due to material noncompliance by the Company as a result of misconduct or gross negligence relating to any financial reporting requirements. In November 2013, the Board approved an incentive compensation recoupment policy that applies to all executive officers, which is applicable to incentive-based compensation (such as the PBVC and performance-based restricted stock units) awarded to executive officers after the adoption of the policy. Pursuant to the policy, in the event we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, we will use reasonable efforts to recover any amount in excess of what would have been paid to such executive officers (or such former executive officers) under the accounting restatement for any such incentive-based compensation during the three-year period preceding the restatement.
Elements of Our Executive Compensation Program
The primary elements of compensation for executives are base salary, an annual performance-based variable cash compensation (PBVC) arrangement and equity grants (generally in the form of time-based and performance-based RSUs). The welfare benefits program offered to Brooks' executives is the same as that offered to all other domestic regular employees. Two of our named executive officers, Dr. Schwartz and Mr. Montone have employment agreements that outline the terms and provisions of their respective employment status. Each agreement covers title, duties and responsibilities, stipulates compensation terms, and provides for post-termination compensation in certain circumstances. Mr. Morelli and Mr. Robertson have post-termination provisions in their offer letters.
Peer Group
In consultation with PM&P, the HRC Committee annually reviews Brooks' peer group to ensure it is appropriate to utilize for external compensation comparisons. Criteria used to select these companies include industry comparability, revenue size and market capitalization, and product/service comparability. Brooks attempts to exclude companies that primarily make integrated circuit (IC) chips because of the significantly different business model of those chip makers versus semiconductor capital equipment manufacturers like Brooks.
In fiscal year 2014, Brooks used 14 firms in its peer group, including two life sciences companies, ATMI Inc. and Bruker Corporation. Newly added to the group for fiscal year 2014 were GT Advanced Technologies and Newport Corporation, both of which met the criteria outlined for inclusion.
For fiscal year 2015, the Committee felt that Bruker Corporation and Teradyne, Inc., with market caps of approximately $4.0 billion and revenue approximately three to four times as large as Brooks, were too far outside our scope criteria and have not been included in the 2015 peer group. Additionally, ATMI was acquired by existing peer group company, Entegris, Inc. Two new life science equipment companies were added (Affymetrix, Inc. and Analogic Corp.) as well as semiconductor equipment manufacturer, Axcelis Technologies, Inc. This maintains the number of peer companies at 14.

The following lists the companies in our peer group.

Fiscal 2014 Peer Group:	Fiscal 2015 Peer Group:
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
ATMI Inc.	Affymetrix, Inc.
Bruker Corporation	Analogic Corp.
Entegris, Inc.	Axcelis Technologies, Inc.
FEI Company	Entegris, Inc.
FormFactor, Inc.	FEI Company
GT Advanced Technologies	FormFactor, Inc.
LTX-Credence Corporation	GT Advanced Technologies, Inc.
MKS Instruments, Inc.	MKS Instruments, Inc.
Newport Corporation	Newport Corporation
Photronics, Inc.	Photronics, Inc.
Teradyne, Inc.	Ultra Clean Holdings, Inc.
Ultra Clean Holdings, Inc.	Veeco Instruments, Inc.
Veeco Instruments, Inc.	Xcerra Corp. (formerly LTX-Credence Corporation)
Pay Outcomes
The compensation paid to our leadership team in fiscal year 2014 reflects Brooks' financial performance and continued progress on profitable growth.
Base Salary
We set base salary for our senior executives initially in offer letters and/or employment agreements and review the salaries annually with any changes generally taking effect as of January 1. Any recommendations for salary changes (other than that of the chief executive officer) are made by the chief executive officer and presented to the HRC Committee and full Board for approval.
The HRC Committee again commissioned PM&P to conduct an executive total compensation competitive assessment in preparation for fiscal year 2014 executive compensation planning. These findings were presented at the November 2013 HRC Committee meeting.
Based on the competitive market position data (inclusive of our fiscal 2014 peer group) presented by PM&P, the three-year time span between the last pay adjustment (two years for Mr. Morelli), and the significantly improved financial performance over the prior six months, the Board approved base salary adjustments, effective January 1, 2014, as follows: for Dr. Schwartz an increase from $575,000 to $625,000; for Mr. Morelli an increase from $425,000 to $500,000 as a result of his promotion to President; and for Mr. Montone an increase from $250,000 to $260,000. Mr. Robertson and Mr. Gray were hired during the 2014 fiscal year.
At its recent meeting in November, 2014, the HRC Committee chose to maintain current base salaries for the CEO and the other named executive officers, with the exception of Mr. Montone whose salary is scheduled to increase from $260,000 to $270,000 effective January 1, 2015.
Annual Cash Incentive - Performance-Based Variable Compensation
We provide cash incentive compensation to named executive officers and additional key management personnel through our performance-based variable compensation (PBVC) plan. The framework provides for the setting of aggressive but achievable goals designed to provide awards commensurate with the value achieved for the Company. Named executive officers are responsible for achieving goals based on corporate and/or business unit financial metrics (80% of the target award) and individual strategic objectives (20% of the target award) for each participant. We integrate functional and individual goals and objectives in the award to address measurable performance factors critical to our success that are within the control and accountability of an individual executive.
Each fiscal year, the HRC Committee and Board establish PBVC opportunities for the chief executive officer and review and approve those submitted by the chief executive officer for the other named executive officers

(NEOs). We use corporate financial performance measures and tailored individual objectives for the chief executive officer and named executive officers to focus performance on results that we believe directly correlate to shareholder value. This reinforces the philosophy that variable compensation award opportunities motivate our senior executives to meet performance levels which in turn create shareholder value.
In the case of our chief executive officer, each Director scores the incumbent on the level of achievement for each of his individual strategic objectives. The weighted average is used to determine a percentage of the available award.
We believe the design and rigor of the PBVC incentives have correlated strongly with the amount of variable cash compensation delivered against results and performance. The award percentages earned for the last three years are shown below (Other NEO data based on an average):

	CEO			Other NEOs (Averages)
Fiscal Year	Financial Objectives Achieved	Strategic Objectives Achieved	Total Award as Percent of Target	Financial Objectives Achieved	Strategic Objectives Achieved	Total Award as Percent of Target
2012	0%	90%	18%	0%	70%	16%
2013	0%	102%	22%	0%	105%	21%
2014	112%	100%	110%	112%	100%	110%
Under the PBVC, participants were eligible to receive, based on fiscal 2014 performance, the following award opportunities (as a percent of base salary) and were also eligible to receive an award at less than target if a participant achieved his individual objectives or the Company achieved at least threshold levels of financial performance. However, no payments are made to any PBVC participant if the absolute threshold amount of operating income (4% of revenue) is not achieved.

			Bonus as a Percent of Target (expressed as a % of Salary)
Name	Financial Objectives Weight	Strategic Objectives Weight	Threshold	Target	Maximum (1)
Stephen S. Schwartz	80%	20%	0%	100%	180%
Mark D. Morelli	80%	20%	0%	100%	140%
Lindon G. Robertson	80%	20%	0%	100%	140%
David C. Gray	80%	20%	0%	60%	140%
William T. Montone	80%	20%	0%	60%	140%
(1) Maximum for Dr. Schwartz is 2 times target financial objectives only and for other named executive offices, 1.5 times target for financial objectives only.
In reviewing the target incentive award opportunities, the PM&P competitive assessment study conducted in September 2013 indicated that the target total cash compensation levels were at the 35th percentile for the chief executive officer and averaged at the 65th percentile for the remaining (then current) named executive officers.
For fiscal year 2014, the HRC Committee established corporate financial objectives for revenue, return on invested capital (ROIC) and operating income targets that were based on the approved annual operating plan for fiscal year 2014 with a significant stretch factor applied for above target achievement. The HRC Committee felt that it was important to show significant growth in the business results for fiscal year 2014, especially as our life sciences business gained traction. The PBVC excluded any revenue or operating income realized through acquisitions during the fiscal year and normalized revenue and operating income based on our annual operating plan for our divested business. The balance sheet metric of ROIC provided appropriate leverage to assuring the integrity of the revenue and margins.
Financial goals for target payout for 2014 were established at levels representing significant improvement over the prior year's results, with the targets for revenue, ROIC, and operating income increased 9%, 54% and 350%, respectively, as compared to fiscal year 2013 results.

The financial targets listed below and fiscal year end actual outcomes were utilized to determine the financial portion (weighted 80%) for the CEO and each NEO's cash compensation incentive:

Corporate Financial Metrics
FY - 2014
		Corporate Financial Metrics (mm)
		Linear Achievement Factor
Corporate Financial Metrics:	Weighting	Threshold	Target	Max	Results (1)
Annual Revenue ($000):	35%	$430	$490	$550	$506.9
Operating Income ($000):	35%	$5	$18	$45	$23.8
ROIC: (BPS/BGS) (2)	10%	0 pts.	3.2 pts.	8 pts.	9.4 pts.
Individual Strategic Objectives	20%	— Per Individual —
Total:	100%
(1) Proforma results taking into account expected results from divested Granville-Phillips business but excluding results from Fiscal Year 2014 acquired businesses.
(2) For disclosure purposes, the ROIC Threshold, Target, Max, and Results are expressed as a percetage point improvement from the prior year's results.
The individual strategic objectives are linked to the overall success of Brooks as it continues to move forward on its strategic growth plans. The strategic goals for the CEO are developed by the HRC Committee and approved by the Board. They are intended to be a measurable set of goals relating to strategic development and execution, organic growth, organizational capability and acquisition opportunity, among other things. The CEO in turn develops strategic goals for his direct reports which focus on the measurable accomplishments in their individual areas of responsibility that will also benefit our shareholders over the long term. Listed below is a summary of each NEO's performance against his strategic objectives.
CEO:    Dr. Schwartz continued to develop and drive the Company's corporate strategy in our semiconductor and life science markets. In fiscal year 2014, he took significant steps towards achieving his key objectives by leading the review of a total shareholder return optimization strategy; acquiring two companies to expand our product offerings in semiconductor capital equipment and life science consumables; investing in and significantly developing innovative new products for the ultra cold sample storage markets; and enhancing the capability of the organization through several key leadership hires.
Additionally, as it reviewed the results of the 2014 fiscal year ended September 30, 2014, the HRC Committee noted the following relating to Dr. Schwartz' performance:

•	divestiture of a non-strategic product line that generated a valuation almost three times annual revenue and led to better alignment of our focused product lines;

•	breakeven profitability for the fourth quarter in our Life Sciences business while making substantial investments in R&D; and

•
an absolute total shareholder return of 17% for the full fiscal year and 32% from October 1, 2013, the beginning of the 2014 fiscal year through early November 2014 when the award amounts were determined.

NEOs:
Mr. Morelli, President and Chief Operating Officer, continued to lead the growth in our life sciences business while channeling investment and profitable market share gains in selected semiconductor businesses. Global Services experienced steady growth and operational improvements continued in inventory and warranty cost reductions and gross margin expansion.
Mr. Robertson, Executive Vice President, Chief Financial Officer, continued to improve the effectiveness of the global finance function with an emphasis on accounting process and development of a five year cash strategy deployment plan. He substantially revised and improved our investor presentation and played a key role in the continued development of our corporate strategy.

Mr. Gray, Senior Vice President, Chief Strategy Officer and New Business, assumed the key role in developing and refining Brooks' long range strategies as well as leading a review and execution of innovative Life Science product portfolio options. He was instrumental in helping identify several acquisition targets and forging key business partner relationships.
Mr. Montone, Senior Vice President, Human Resources, led the execution of the Company's talent acquisition and development activity while playing significant roles in the acquisition and divestiture activity over the year. He led the successful project to revamp the Company's sales incentive plans and organizational development processes.
Overall, we executed our corporate financial targets in 2014 and did the same with our individual strategic objectives. Detailed below are the annual cash PBVC awards earned for fiscal year 2014 as well as the two preceding years.

	Annual PBVC Award in $
Name	2014	2013	2012
Stephen S. Schwartz	$671,108	$125,000	$103,500
Mark D. Morelli	$526,243	$106,250	$85,000
Lindon G. Robertson	$455,423	N/A	N/A
David C. Gray	$230,601	N/A	N/A
William T. Montone	$169,479	$30,000	$30,000
Fiscal 2015 PBVC
For fiscal year 2015, PBVC plan metrics will be based on corporate financial performance as measured against specific targets for revenue and operating income. The HRC Committee decided to measure ROIC over three years and therefore moved that metric to the FY 2015 - 2017 Equity Plan.
A threshold level of achievement in each of these performance measures will be required before any 2015 awards are considered. Individual objectives have also been established for each named executive officer (including the chief executive officer) that will be based on the achievement of critical milestones focused on the Company's strategic plan. The financial performance for all named executive officers will be weighted at 80% of the target award, and strategic individual objectives at 20% of the target award. Target awards as a percentage of base salary remain the same as established in 2014.
Equity Compensation
We grant equity awards yearly under our Second Amended and Restated 2000 Equity Incentive Plan in the form of time-based and performance-based RSUs. The Board and HRC Committee believe that equity incentive vehicles can serve as effective motivational tools by aligning our executives' economic interests with those of our stockholders. Our performance and time-based RSU grants have a long-term strategic focus and vesting provisions to promote strong operational results and encourage long-term tenure.
The HRC Committee recommends equity awards at its scheduled meetings. Grants approved by the Board during scheduled meetings become effective as of the date of approval or a predetermined future date. For example, new hire grants are effective as of the later of the date of approval or the newly-hired employee's start date.
We grant both time-based and performance-based RSU awards to the chief executive officer and named executive officers under our equity compensation program. This program is part of the Company's executive compensation framework and is designed to work in unison with our other elements. In the case of performance-based RSU grants, performance metrics are established that correlate with Company growth, strategy and successful execution and performance. We also attempt to establish performance goals that are consistent with increasing shareholder value over a sustained period. In setting the performance levels for each of these metrics in the program, we start with our strategic plan, which represents management's longer-term view of the potential performance of the Company based on current market conditions, an assessment of the Company's ability to meet its business challenges and the risks and opportunities inherent in the execution of the strategy. From this analysis financial targets are established. The targets are reviewed by the HRC Committee and Board and are used for setting the equity program performance metrics. The targets are established at the beginning of the fiscal year and measured over one- and three- year periods, depending on the metric and year of grant.
For example, in fiscal years 2010, 2011 and 2012, three-year performance measurement periods were implemented. In 2013 and 2014, one-year performance measurement periods were adopted with subsequent 2-year vesting. The HRC Committee moved to a one-year performance measurement period with subsequent time-based vesting grants after the fiscal 2012 grants lost their incentive value mid-way through the three-year measurement period due to the realization that the awards would fail to achieve minimum vesting and the difficult performance cycle of the business ultimately serving as a disincentive. The one-year plans were determined to be more suitable for us because of the highly volatile semiconductor industry within which the majority of our revenue is realized as evidenced by the fact that a large majority (7/8) of the Brooks peer group that granted performance-based RSUs used a one-year performance measure period with subsequent time-based vesting provisions.
Following two fiscal years (2013 and 2014) of using one-year performance measures, the HRC Committee directed a review of its equity plan design and requested that PM&P work with the HRC Committee and management to review opportunities to reinforce the objectives of the equity incentive plan and the Company's long-term business strategy. In seeking to assure the plan design is strongly linked to the Company's strategy, the fiscal year 2015 plan was redesigned to attempt to incorporate the best elements of metrics that correlate to longer-term success as well as more immediate results for the Company that will enable profitable growth. The equity incentive for fiscal year 2015 will employ a "hybrid" approach whereby half of the performance metrics will be measured for achievement after one year, with two years of subsequent vesting. and half of the performance metrics will be measured at the end of the third year (FY2017). Details of the 2015 long-term incentive plan can be found in the section "Fiscal Year 2015 Equity Awards".
The number of RSUs the HRC Committee recommends for each key executive and the vesting schedule for each grant is determined based on a variety of factors, including market and peer group data, such as that provided by PM&P, the ability of the key executive's position to impact long-term stockholder value, the executive's performance, and the current equity grants held by the executive. For executive officers, this translates into an annual projected equity value to base salary ratio generally ranging from 0.5 to 3.0. A combination of performance and time-based RSUs has been utilized. Performance-based RSUs (75% of the equity mix for 2014) are intended to focus and align management leadership to increasing share value and profitable Company growth while time-based RSUs (25% of the equity mix for 2014) help promote retention of key leadership talent.
The most recent PM&P pay analysis, completed in September 2014, noted that Brooks' dilution (total number of shares outstanding under the equity compensation programs as a percentage of the most recent fiscal year's shares outstanding) was below the 25th percentile of its 2014 compensation peer group set forth above. This judicious use of equity awards affords the HRC Committee flexibility in incenting strategic initiatives and the ability to use equity to drive executive incentive behaviors.
However, our most recent share replenishment of the 2000 Equity Incentive Plan dates back to 2006 and we are seeking approval of a new Equity Incentive Plan to assure sufficient shares are available for future allocation. Please see Proposal No. 3.
Long-Term Incentive Plans
Fiscal Year 2014 Grant
For fiscal year 2014, a one-year performance measurement plan with subsequent vesting requirements and a split between 75% performance-based RSUs and 25% time-based restricted RSUs were approved in November 2013.
Using the grant methodology summarized above, the HRC Committee established performance metrics for the 2014 equity incentive plan (EIP) that were determined to be most consistent with implementing the Company's longer-term growth strategy while increasing shareholder value. The merits of this approach approximately one year later are supported by the operational and financial achievements of Brooks being reflected in a share price increase of 30% during the one-year period from the date the metrics were approved.
The HRC Committee and Board sought to continue to motivate the executive team to improve its operating margins by emphasizing growth in the higher margin life sciences products and semiconductor products more highly valued in the market as well as continued improvements in operating efficiency.

The generation of operating cash through a free cash flow metric was likewise valued as necessary for the Company to continue to have the economic resources to invest in new product development simultaneous with the ability to use cash for acquisition purposes.
The following is an overview of the long-term incentive plans used over the past few years along with their respective performance metrics, weightings and earned awards based on achievement of results:

Equity Plan Year	Performance Term	% of Award Based on Performance Metrics (1)	Performance Metrics	Achievement Results	RSUs Earned and Eligible for Vesting (2)
2011	3 Years	50%	* Relative Revenue Growth vs. Peer Group - Target = Top Quartile	< Threshold	0%
			* Cumulative Operating Cash Flow - Target = $200MM	$178MM	33%
			* ROIC - Target = 25%	< Threshold	0%
				Total	33%
2012	3 Years	75%	* Revenue - Target = $1B	< Threshold	0%
			* Operating Income - Target = $170MM	< Threshold	0%
			* ROIC - Target = 19%	< Threshold	0%
				Total	0%
2013	1 Year	75%	* Gross Margin - Target = 37%	35.8%	35%
			* Free Cash Flow - Target = $60MM	$50.8MM	33%
				Total	68%
(1) Balance of Grant is Time-Based RSUs pro-rated over three years.
(2) The RSUs earned under the 2011 plan year were based on the achievement of results over the three-year period ended September 30, 2013 and vested at that time. The RSUs earned under the 2013 plan year were based on the achievement of results for the one-year period ended September 30, 2013 and are scheduled to vest 50% in November 2014 and 50% in November 2015.
The financial metrics and performance targets selected for the fiscal year 2014 equity incentive plan were as follows:

2014 Performance-Based Metrics
Metric	Weighting	Threshold	Target	Maximum	Results	Percent of RSUs Earned and Eligible for Vesting
Gross Margin (1)	50.0%	34.0%	36.0%	38.0%	37.4%	84.6%
Free Cash Flow FY 14 (000)	50.0%	$20,000	$46,000	$66,000	$54,042	70.1%
Total (performance) RSUs Earned as a Percent of Target						154.7%
(1) Based on a Non-GAAP gross margin measure which excludes amortization, purchase accounting adjustments, restructuring-related impacts and stock compensation expense.

The time and performance-based RSUs awarded on November 6, 2013 for the chief executive officer and named executive officers, based upon the Company's performance against the financial metrics, are as follows:

2014 Performance-Based RSUs Eligible for Vesting
Name	Time-Based RSUs Granted (1)	Performance-based RSUs Granted at Target	Performance-based RSUs Earned and Eligible for Vesting (2)
Stephen S. Schwartz	40,000	120,000	185,640
Mark D. Morelli	27,500	82,500	127,628
Lindon G. Robertson	18,750	56,250	87,019
David C. Gray	20,000	25,000	38,675
William T. Montone	11,250	33,750	52,211
(1) Vest in one-third increments annually in November 2014, 2015 and 2016.
(2) Based on achieving 154.7% of target goals. Vest 50% each in November 2015 and 2016.
Fiscal Year 2015 Equity Awards
In planning for the fiscal year 2015 equity program and following discussions among the HRC Committee and management during fiscal year 2014, the consensus was to incorporate longer-term performance measures within the equity incentive program while preserving the ability to forecast aggressive but achievable financial metrics that would impact the longer-term results and provide line-of-sight motivation elements to the executives.
Accordingly, and with the assistance of our compensation consultants at PM&P, the 2015 equity program was approved for our next fiscal year. This is a hybrid plan that incorporates two financial metrics measured after one year at the end of the 2015 fiscal year and two measured after three years at the end of the 2017 fiscal year. Similar to the 2014 equity program, awards included 75% performance-based RSUs and 25% time-based RSUs. The metrics are set forth below:

Metric	Weight	Measurement Period	Vesting
Cumulative Free Cash Flow Generation	30%	FY 2015-FY 2017 inclusive	100% of earned award after end of fiscal year 2017
Corporate Return on Invested Capital (ROIC), 3 Year Average	10%	FY 2015-FY 2017 inclusive	100% of earned award at end of fiscal year 2017
Life Science Systems Revenue	30%	FY 2015	50% of earned award at end of fiscal year 2016 and 2017
Corporate Gross Margin	30%	FY 2015	50% of earned award at end of fiscal year 2016 and 2017
Non-Qualified Deferred Compensation
We sponsor a voluntary deferred compensation plan, which we refer to as the "DCP", for highly paid employees including the named executive officers. The DCP was established in 2005 to permit eligible employees (as defined by the Internal Revenue Code) to defer a portion of their compensation on a pre-tax basis and receive tax deferred returns on the deferrals. The only contributions to this plan are those made by the executives who choose to participate in it. We currently make no Company contributions to this plan and our sole role is to administer the plan as described below. The plan is deemed unfunded for tax and ERISA purposes. Executives may elect to defer base salary (up to 90%) and variable or cash compensation. Amounts credited to the plan may be allocated by the executive among 25 hypothetical investment alternatives. The amounts deferred are not actually invested; the investment options exist to enable us to calculate what a participant is owed at the time the deferred amounts are distributed. We purchase insurance to secure a portion of the investment risk liability associated with this plan.
During 2014, only Mr. Montone actively participated in the DCP.

Employment Agreements
We currently have employment agreements for Dr. Schwartz and Mr. Montone. The agreements provide for, among other things, a specified annual base salary and the target variable compensation award based on performance. Each agreement also provides that the executive will be entitled to severance including one year's base salary and continued participation in benefit plans if the executive's employment is terminated by us without “cause” or if the employee resigns for “good reason”. More information can be found under the section "Post Employment Benefits".
Messrs. Robertson, Morelli and Gray each have entered into offer letters that stipulate the terms and conditions of employment with the Company.
Indemnification Agreements
We entered into an indemnification agreement at the time of hire with our chief executive officer. The indemnification agreement provides that we will pay amounts incurred in connection with any civil or criminal action or proceeding, specifically including actions by or in our name where the involvement is by reason of the fact that he is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreement, the chief executive officer will receive indemnification unless he or she is adjudged not to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Brooks.
Tax Considerations
Section 162(m) provides an exception to the $1,000,000 deductibility limit for performance-based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goals, are satisfied. Compensation paid under our performance-based variable compensation framework does not currently qualify for the exception for performance-based compensation as the framework has not been approved by shareholders. In addition, our executives receive RSU awards that provide for time-based vesting which do not qualify for the exception from the deductibility limitation of Section 162(m). However, we believe our performance-based awards qualify for the exception for performance-based compensation beginning with our fiscal 2014 equity incentive plan.
Section 280G and related sections of the Internal Revenue Code provide that executive officers and directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control event, and that we could lose a deduction on the amounts subject to the additional tax. We have not provided any executive officer, including Dr. Schwartz, with a commitment to gross up or reimburse other tax amounts that the executive might pay pursuant to Section 280G of the Internal Revenue Code. In January 2010, the Board of Directors voted that it would not make any gross-up or tax reimbursement commitments to any executives.
Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or service provider who receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, we intend to structure equity awards and other deferred compensation payments in a manner to comply with the applicable Section 409A requirements.

Human Resources and Compensation Committee Report
To The Stockholders:
The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on its review and discussions with management, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted,
Human Resources and Compensation Committee
as of September 30, 2014

Kirk P. Pond, Chairman

Robyn C. Davis

Alfred Woollacott, III

Ellen M. Zane

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years indicated below:

Name and Principal Position	Fiscal Year	Salary ($)		Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Stephen S. Schwartz	2014	$611,154		$1,512,000	$671,108	$76,617	(3)	$2,870,879
Chief Executive Officer	2013	$536,298		$1,227,000	$125,000	$86,490		$1,974,788
	2012	$575,000		$3,741,500	$103,500	$38,332		$4,458,332
Mark D. Morelli	2014	$479,231		$1,039,500	$526,243	$11,475	(4)	$2,056,449
President & Chief Operating Officer	2013	$396,394		$818,000	$106,250	$69,178		$1,389,822
	2012	$310,577	(5)	$2,216,000	$85,000	$58,895		$2,670,472
Lindon G. Robertson	2014	$415,192		$1,271,551	$455,923	$73,646	(6)	$2,216,312
Executive Vice President &
Chief Financial Officer
David C. Gray	2014	$336,875	(7)	$741,000	$230,601	$1,817	(8)	$1,310,293
Senior Vice President,
Chief Strategy and New Business Officer
William T. Montone	2014	$257,231		$425,251	$169,479	$29,671	(9)	$881,632
Senior Vice President, Human Resources

(1)
Awards consist of restricted stock unit (RSU) awards. In November 2013, the Board issued both time-based and performance-based RSUs under our Fiscal Year 2014 Executive Equity Incentive Plan to each of the named executive officers. The value of an award is based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718 (previously FAS 123R). The grant date fair value of the performance-based RSUs assuming the maximum potential value is achieved is $2,646,000 for Dr. Schwartz; $1,803,113 for Mr. Robertson; $1,819,125 for Mr. Morelli; $988,000 for Dr. Gray and $744,188 for Mr. Montone.

(2)	Amounts consist of cash incentive compensation awards earned for services rendered in the relevant fiscal year under the Company's performance-based variable compensation plan.

(3)
Represents amounts paid or accrued by the Company on behalf of Dr. Schwartz as follows: $9,100 in matching contributions to Dr. Schwartz's account under the Company's qualified 401(k) plan, $67,517 in dividends paid to Dr. Schwartz upon the vesting of restricted stock awards.

(4)	Represents amounts paid or accrued by the Company on behalf of Mr. Morelli as follows: $11,475 in matching contributions to Mr. Morelli's account under the Company's qualified 401(k) plan.

(5)	The salary reported for Mr. Morelli in 2012 is pro-rated based on his date of hire on January 3, 2012. His annualized base salary for fiscal year 2012 was $425,000.

(6)
Represents amounts paid or accrued by the Company on behalf of Mr. Robertson as follows: $9,494 in matching contributions to Mr. Robertson's account under the Company's qualified 401(k) plan, $46,321 in housing allowance, and $17,831 in relocation expense.

(7)	The salary reported for Dr. Gray in 2014 includes $249,375 in consulting fees paid to Dr. Gray prior to his date of hire on June 23, 2014.

(8)	Represents amounts paid by the Company on behalf of Dr. Gray as follows: $1,817 in matching contributions to Dr. Gray's account under the Company's qualified 401(k) plan.

(9)
Represents amounts paid or accrued by the Company on behalf of Mr. Montone as follows: $12,125 in matching contributions to Mr. Montone's account under the Company's qualified 401(k) plan, $12,000 in auto allowance, and $5,546 in dividends paid to Mr. Montone upon the vesting of restricted stock awards.

Grants of Plan Based Awards Table
Fiscal Year 2014
During the fiscal year ended September 30, 2014 the following plan based awards were granted to the named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
								(6)
Stephen S. Schwartz	11/05/2013 (1)	$625,000	$1,125,000
	11/06/2013 (2)						40,000	$378,000
	11/06/2013 (3)			30,000	120,000	240,000		$1,134,000
Mark D. Morelli	11/05/2013 (1)	$500,000	$700,000
	11/06/2013 (2)						27,500	$259,875
	11/06/2013 (3)			20,625	82,500	163,000		$779,625
Lindon G. Robertson	11/05/2013 (1)	$425,000	$545,000
	10/01/2013 (4)						60,000	$562,800
	11/06/2013 (2)						18,750	$177,188
	11/06/2013 (3)			14,063	56,250	112,500		$531,563
David C. Gray	11/05/2013 (1)	$210,000	$294,000
	07/29/2014 (4)						50,000	$494,000
	07/29/2014 (5)			6,250	25,000	50,000		$247,000
William T. Montone	11/05/2013 (1)	$156,000	$218,400
	11/06/2013 (2)						11,250	$106,313
	11/06/2013 (3)			8,438	33,750	67,500		$318,938

(1)
These grants were made pursuant to a performance-based variable compensation framework for fiscal year 2014 and reflect the target and maximum payouts with respect to fiscal year 2014. Payouts at less than target may awarded if a threshold level of achievement (less than target achievement) of each performance metric is reached.

(2)	Amount shown is the number of time-based RSUs awarded on November 6, 2013. The RSUs will vest at a rate of one-third of the grant per year on November 6, 2014, November 6, 2015 and November 6, 2016.

(3)
Amount shown is the number of performance-based RSUs awarded on November 6, 2013 under the fiscal 2014 equity incentive plan that may be earned, in part or in full, based on achieving certain performance targets for the fiscal year ended September 30, 2014 and reflect threshold, target and maximum number of RSUs eligible to be earned. The number of RSUs earned shall vest 50% on November 6, 2015 and 50% on November 6, 2016.

(4)	Amount shown is the number of time-based RSUs awarded on July 29, 2014. The RSUs will vest at a rate of one-third of the grant per year on November 6, 2014, November 6, 2015 and November 6, 2016.

(5)
Amount shown is the number of performance-based RSUs awarded on July 29, 2014 under the fiscal 2014 equity incentive plan that may be earned, in part or in full, based on achieving certain performance targets for the fiscal year ended September 30, 2014. The number of RSUs earned will vest 50% on November 6, 2015 and 50% on November 6, 2016.

(6)
The value of RSUs are based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718 (previously FAS 123R) and for the value of the performance-based RSUs is based on the probable outcome of such performance conditions on the grant date.

Under the fiscal year 2014 performance-based variable compensation plan, participants were eligible to receive a cash bonus based on the achievement against corporate financial targets for total revenue, total operating income and return on invested capital (ROIC) for the Company's Product Solutions and Global Services business segments, in each case for the fiscal year ended September 30, 2014, as well as non-financial individual performance goals for each named executive officer based on an assessment of each executive’s accomplishments at the conclusion of the fiscal year.  Payouts were predicated upon the Company first realizing a threshold level of revenue and operating income at predetermined targets.  On November 4, 2014, the Company’s Board of Directors determined that the Company’s financial performance for the 2014 fiscal year, as well as each named executive officer’s achievement of individual objectives, resulted in 110% of the target cash award being earned.
Under the 2014 EIP, participants were granted an award of RSUs, of which 25% vest based on the passage of time with a continuous service requirement of one-third of the grant per year on November 6, 2014, November 6, 2015 and November 6, 2016 and 75% were earned based on the achievement of Company financial performance metrics for gross margins and free cash flow during the fiscal year ended on September 30, 2014 as determined by the Human Resources and Compensation Committee and the Board.  After the performance determinations have been made, the performance-based portion of the award that has been earned is subject to additional time-based vesting, with 50% of the earned RSUs vesting on November 6, 2015 and the remaining 50% of the earned RSUs vesting on November 6, 2016. Each financial metric is weighted and contains a minimum achievement threshold, which if not met would result in no vesting as to that metric’s weighted percentage of RSUs. If the Company’s performance exceeded the target threshold for either metric, the eligible participants could achieve up to 200% of the number of performance-based RSUs.  On November 4, 2014, the Company’s Board of Directors determined that the Company’s financial performance for the 2014 fiscal year resulted in 154.7% of the target award being earned.
The Company granted cash settled phantom units on November 8, 2011 which were to be earned at the end of the 2014 fiscal year based on achieving certain performance targets. On November 4, 2014 the Company's Board of Directors determined that the Company's financial performance over the three-year measurement period that ended on September 30, 2014 resulted in no units being earned.
A discussion of the material terms of the named executive officers' employment arrangements can be found in the Compensation Discussion and Analysis included elsewhere in this proxy statement.

Outstanding Equity Awards at Fiscal Year-End
Fiscal Year 2014
The following table sets forth certain information concerning outstanding equity awards for each named executive officer as of September 30, 2014 but does not include information regarding stock options because none of the named executive officers have been granted any stock options and does not include any performance-based RSU awards granted in fiscal 2011 and 2012 which were to be earned as of the end of fiscal year 2014 which were determined to have not been earned and thus have no value as of September 30, 2014:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
	(10)
Stephen S. Schwartz	29,167	(1)	$306,545
	25,000	(2)	$262,750
	76,500	(3)	$804,015
	40,000	(4)	$420,400
	185,640	(5)	$1,951,076
Lindon G. Robertson	60,000	(6)	$630,600
	18,750	(4)	$197,063
	87,019	(5)	$914,570
Mark D. Morelli	16,666	(7)	$175,160
	12,500	(7)	$131,375
	16,667	(2)	$175,170
	51,000	(3)	$536,010
	27,500	(4)	$289,025
	127,628	(5)	$1,341,370
David C. Gray	50,000	(8)	$525,500
	38,675	(9)	$406,474
William T. Montone	5,000	(1)	$52,550
	6,667	(2)	$70,070
	20,400	(3)	$214,404
	11,250	(4)	$118,238
	52,211	(5)	$548,738

(1)	The unvested units consist of RSUs granted on November 8, 2011, with the last one-third vesting on November 8, 2014.

(2)	The unvested units consist of RSUs granted on December 21, 2012, with half vesting on each of November 6, 2014 and November 6, 2015.

(3)
The unvested units consist of RSUs granted on December 21, 2012 which were earned at the end of the 2013 fiscal year based on achieving certain performance targets One-half of this award vests on November 6, 2014 and one half shall vest on November 6, 2015.

(4)	The unvested units consist of RSUs granted on November 6, 2013, which shall vest in three equal installments on November 6, 2014, November 6, 2015 and November 6, 2016.

(5)
The unvested units consist of RSUs granted on November 6, 2013 which were earned at the end of the 2014 fiscal year based on achieving certain performance targets. On November 5, 2014, the Company’s Board of Directors determined that the Company’s financial performance for the 2014 fiscal year resulted in 154.7% of the target performance-based RSUs being earned, with one-half to vest on November 6, 2015 and one-half to vest on November 6, 2016.

(6)	The unvested units consist of RSUs granted on October 1, 2013, which shall vest in three equal installments on October 1, 2014, October 1, 2015 and October 1, 2016.

(7)	The unvested units consist of RSUs granted on February 7, 2012, with the last one-third vesting on February 7, 2015.

(8)	The unvested units consist of RSUs granted on July 29, 2014, which shall vest in three equal installments on November 6, 2014, November 6, 2015 and November 6, 2016.

(9)
The unvested units consist of RSUs granted on July 29, 2014 which were earned at the end of the 2014 fiscal year based on achieving certain performance targets. On November 5, 2014, the Company’s Board of Directors determined that the Company’s financial performance for the 2014 fiscal year resulted in 154.7% of the target performance-based RSUs being earned, with one-half to vest on November 6, 2015 and one-half to vest on November 6, 2016.

(10)	The market value is calculated on September 30, 2014 ($10.51), the last business day of the fiscal year. All performance-based awards are valued at target, not maximum.
Stock Vested Table
Fiscal Year 2014
The following table sets forth certain information concerning all vesting of restricted stock units for each named executive officer during the fiscal year ended September 30, 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
		(1)
Stephen S. Schwartz	112,051	$1,125,385
Lindon G. Robertson	0	0
Mark D. Morelli	37,500	$364,292
David C. Gray	0	0
William T. Montone	11,999	$116,310

(1)	The value realized equals the closing price of Common Stock on the vesting dates, multiplied by the number of shares that vested.
Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation Table
Fiscal Year 2014
The Company has established a nonqualified deferred compensation plan to allow eligible executives and directors to defer a portion of their compensation on a pre-tax basis and receive tax-deferred returns on those deferrals. The Plan is unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). An additional feature of the Plan is a supplemental retirement plan, or SERP, in which the Company can choose to make annual contributions to selected executives' non-qualified Plan accounts.

Name	Executive Contributions in Last FY	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
William T. Montone	$22,933.9	$20,652.3	$—	$248,583.18

Messrs. Schwartz, Robertson, Morelli, and Gray, are not participants in the Company's nonqualified deferred compensation plan.
The Plan is a nonqualified deferred compensation plan under which eligible employees, including executive officers, may elect to defer a portion of their base salary and/or variable compensation pay. Eligibility is limited to a select group of management or highly compensated employees and directors. Participants may elect to defer base salary, variable compensation and/or director fees on a pre-tax basis, subject to certain minimum and maximum amounts. Under the Plan, amounts deferred with respect to a participant are credited to a bookkeeping account and periodically adjusted for hypothetical investment experience based on a participant-directed allocation of the account among a menu of measuring funds chosen by the administrator. The Plan also provides for additional credits to the bookkeeping account (not involving an elective deferral by participants) that are discretionary on the part of the Company. Additional Company credits and related hypothetical earnings may be subject to a vesting schedule. Participants must elect to begin receiving distributions on a date at least four years following the end of the year of contribution, but may receive payment of his or her vested account balance, either in a single lump sum or in annual installments on an earlier date following retirement or other separation from service, provided that no payment is received within six months after such retirement or separation in order to comply with Section 409A of the Internal Revenue Code of 1986.
Post-Employment Benefits
The following table sets forth the estimated payments and benefits that would be provided to each of the named executive officers, upon termination or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on September 30, 2014, the last trading day of our fiscal year, and using the closing market price of the Company's stock on that date ($10.51).

Name	Event	Salary & Other Cash Payment		Health Insurance Contribution	Vesting of Stock Awards ($)		Total ($)
Stephen S. Schwartz	Termination Without Cause or for Good Reason	$1,250,000	(1)	$12,599			$1,262,599
	Change of Control with Termination	$1,250,000	(1)	$12,599	$3,054,910	(5)(6)	$4,317,509
Mark D. Morelli	Termination Without Cause or for Good Reason	$500,000	(2)	$12,599	$—		$512,599
	Change of Control with Termination	$500,000	(2)	$12,599	$2,173,815	(5)(6)	$2,686,414
Lindon G. Robertson	Termination Without Cause or for Good Reason	$425,000	(3)	$12,599	$—		$437,599
	Change of Control with Termination	$425,000		$12,599	$1,208,650	(5)	$1,646,249
David C. Gray	Termination Without Cause or for Good Reason	$—		$—	$—		$—
	Change of Control with Termination	$—		$—	$788,250	(5)	$788,250
William T. Montone	Termination Without Cause or for Good Reason	$416,000	(4)	$12,599	$—		$428,599
	Change of Control with Termination	$416,000		$12,599	$809,974	(5)(6)	$1,238,573

(1)
Under the terms of Dr. Schwartz's employment agreement, if he is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to the unpaid portion of his current base salary earned through the termination date; an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table, we have assumed Dr. Schwartz received 100% of his target bonus opportunity); and one year's current base salary, paid in bi-weekly payments as severance in salary continuation. During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which Dr. Schwartz was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly payment plan on a payroll to payroll basis until the earlier to occur of (A) one additional year (26 additional bi-weekly payments) or (B) the date he secures full-time employment. For purposes of this table we have assumed Dr. Schwartz will find a full-time comparable executive position with another employer during the initial salary continuation period.

(2)
Under the terms of Mr. Morelli's offer letter, if he is terminated by the Company without cause, the Company shall pay one year's current base salary, paid in bi-weekly payments as severance in salary continuation. During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which Mr. Morelli was a participant as of the termination date. If the executive has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly payment plan on a payroll to payroll basis until the earlier to occur of (A) one additional year (26 additional bi-weekly payments) or (B) the date he secures full-time employment.  For purposes of this table we have assumed Mr. Morelli will find a full-time comparable executive position with another employer during the initial salary continuation period.

(3)
Under the terms of Mr. Robertson's offer letter, if he is terminated by the Company without cause, the Company shall pay one year's current base salary, paid in bi-weekly payments as severance in salary continuation. During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which Mr. Robertson was a participant as of the termination date.

(4)
Under the terms of Mr. Montone's employment agreement, if he is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to the unpaid portion of his current base salary earned through the termination date; an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table we have assumed Mr. Montone received 100% of his target bonus opportunity); and one year's current base salary, paid in bi-weekly payments as severance in salary continuation. During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which Mr. Montone was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly payment plan on a payroll to payroll basis until the earlier to occur of (A) one additional year (26 additional bi-weekly payments) or (B) the date he secures full-time employment. For purposes of this table we have assumed Mr. Montone will find a full-time comparable executive position with another employer during the initial salary continuation period.

(5)
Under the terms of each named executive officer's equity award agreement, in the event of a change-in-control, followed by a termination without cause within one year, all unvested awards would immediately vest, including any performance-based awards calculated at the target award amount.

(6)
Amount shown excludes the value of the performance-based RSU award relating to the three-year measurement period from fiscal year 2012 through fiscal year 2014. On November 4, 2014, the Company's Board of Directors determined that the Company's financial performance over this period resulted in the vesting of 0% of such RSUs. The amount excluded from the table for these RSUs are as follows: $2,758,875 for Dr. Schwartz; $1,182,375 for Mr. Morelli; and $472,950 for Mr. Montone.

Under the terms of each named executive officer's equity award agreement, "Change in Control" is defined as the occurrence of any of the following events: (i) any person acquires beneficial ownership of 35% or more of the Company's outstanding common stock, excluding certain types of acquisitions, such as from the Company or from an employee benefit plan; (ii) incumbent directors cease to represent a majority of the Company's Board of Directors; (iii) a business combination is completed with a third party, unless after the combination the holders of the Company's common stock own more than 50% of the outstanding stock of the resulting company; or (iv) the stockholders of the Company approve a complete liquidation or dissolution of the Company; and “Cause” is defined to include willful failure or refusal to perform the duties pertaining to the employee's job, engagement in conduct that is fraudulent, dishonest, unlawful or otherwise in violation of our standards of conduct or a material breach of employment agreement or related agreements.
Under the terms of Dr. Schwartz's and Mr. Montone's employment agreements, “Good reason” is defined to include diminution of the responsibility or position of the employee, our breach of the agreement or relocation of the employee. Payment of base salary and continued participation in benefit plans may be extended for up to one additional year, if the employee is engaged in an ongoing search for replacement employment.

EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth certain information as of September 30, 2014 regarding the shares of our Common Stock available for grant or granted under stock option plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by security holders (1)	2,732,035	$13.20	3,136,338	(3)
Equity compensation plans not approved by security holders	0	11.05	0
Total	2,732,035	$11.05	3,136,338

(1)
Includes an aggregate of 5,550 options at a weighted average exercise price of $13.20 assumed by the Company in connection with past acquisitions and business combinations and 2,726,485 restricted stock units.

(2)	Excludes securities reflected in the first column of the table.

(3)	Includes 649,355 shares available for issuance under our Employee Stock Purchase Plan.
RELATED PARTY TRANSACTIONS
Under existing SEC rules, some transactions, commonly referred to as “related party transactions,” are required to be disclosed to stockholders. Examples of related party transactions include transactions or proposed transactions between us and:

—	an executive officer, director or director nominee;

—	any person who is known to be the beneficial owner of more than 5% of our common stock;

—
any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock; and

—
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Under the Nasdaq Stock Market rules we are required to conduct an appropriate review of any such transaction and either the Audit Committee or the independent directors are required to approve the transaction. All related party transactions must also be disclosed in our applicable filings with the Securities and Exchange Commission as required under SEC rules. Our Audit Committee Charter also requires that members of the Audit Committee approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In addition, the Conflicts of Interest provisions of our Standards of Conduct cover, among other things, all transactions involving our relationships with service providers and suppliers. It requires the disclosure of any relationship that could be seen to affect the application of independent and sound judgment in the choice of suppliers. In the case of employees this calls for disclosure of any relationship to management. Members of our Board of Directors would normally make this disclosure to the chairman of the board. We entered into no related party transactions during fiscal year 2014.

AUDIT COMMITTEE REPORT
To The Stockholders:
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.
Management has represented to the Audit Committee that our consolidated financial statements for the fiscal year ended September 30, 2014 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and separately with the independent auditors. It is the Audit Committee that engaged our independent auditors for the year ended September 30, 2014, and the Audit Committee determines annually who shall act as our independent auditors. For the year ended September 30, 2014, the Audit Committee sought and obtained from our stockholders the ratification of their choice of independent auditors. The Audit Committee is seeking similar ratification of their choice of independent auditors for the fiscal year that will end September 30, 2015.
The Audit Committee, in accordance with its charter and recurring meeting agenda, reviewed with the independent auditors the accounting policies and practices critical to our financial statements, the alternative treatments within general accepted accounting principles for policies and practices related to material items that have been discussed with management, the ramifications of each alternative, and the independent auditors' preferred treatment. The Audit Committee also reviewed the material written communications between management and the independent auditors. The Audit Committee reviewed management's assessment of the effectiveness of our internal control over financial reporting and also met with the independent auditors, with and without management present, to discuss the independent auditors' evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also regularly reviews whether there have been communications to our telephone and electronic hotlines and reviews and monitors the responses to any such communications. All call reports from the independent company that staffs and operates these hotlines are directed in the first instance to, among others, the Chairman of the Audit Committee, except where local law requires otherwise. The Audit Committee further reviews whether there have been any changes to our Standards of Conduct and whether any waivers to those standards have been granted. The Audit Committee has discussed with the independent auditors the matters required to be discussed as required under Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has also discussed the results of the internal audit examinations.
As noted under “Board Risk Oversight”, the Audit Committee operates under the direction of the Executive Committee in helping to assess and address the Company's business risks. In that process, the Audit Committee reviews with management the process employed by management to conduct a risk assessment survey, and also reviews and discusses with management and the registered public accounting firm the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.
Our independent auditors provided the Audit Committee with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) which requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also reviewed with the independent auditors the relevant SEC rules with respect to independence of auditors.
Based on its review, the Audit Committee has recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended September 30, 2014, management's report on its assessment on the effectiveness of internal control over financial reporting as of September 30, 2014, and the independent auditors' reports be included in our annual report on Form 10-K for the fiscal year ended

September 30, 2014. Further, the Audit Committee has determined to engage BDO USA, LLP as our independent auditors for the fiscal year ending September 30, 2015.
Respectfully submitted,
Audit Committee:
John K. McGillicuddy, Chairman
Robyn C. Davis
Alfred Woollacott, III
Mark S. Wrighton
Ellen M. Zane

INDEPENDENT AUDITOR FEES AND OTHER MATTERS
Set forth below are the fees paid by Brooks to its independent registered public accounting firm, BDO USA, LLP ("BDO"), for the fiscal years ended September 30, 2014 and 2013.

	2014	2013
Audit Fees	$1,129,940	$1,176,200
Audit-Related Fees	$—	$—
Tax Fees	$15,000	$87,300
All Other Fees	$—	$—
Description of Services
Audit Fees:  Comprise fees and expenses for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2014 and 2013, respectively, for the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during those years, and for services provided in connection with statutory and regulatory filings or engagements in those years.
Audit-Related Fees:  Comprise fees for professional services for assurance and related services reasonably related to the performance of an audit or review in the fiscal years ended September 30, 2014 and 2013. The Company did not incur any audit-related fees in fiscal year 2014 or 2013.
Tax Fees:  Comprise fees for tax compliance, tax advice and tax planning. Tax services encompass a variety of permissible services including international tax compliance, expatriate tax services and tax consulting. For fiscal years 2014 and 2013, the aggregate tax fee amount consists of fees related to non-US tax compliance.
All Other Fees:
The Company did not incur any other fees to BDO in fiscal year 2014 or 2013.

PROPOSAL NO. 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement under the heading “Executive Compensation” including “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices of executive compensation described in this proxy statement. The advisory vote is not a vote on the Company's compensation practices for non-executive employees or the Company's Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2016 annual meeting of stockholders.
As described in detail under the heading “Executive Compensation-Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific short-term and long-term goals. Please see the “Compensation Discussion and Analysis” for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2014 compensation of our named executive officers.
Our Board of Directors is asking stockholders to provide a non-binding advisory vote that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, included in this proxy statement under the heading “Executive Compensation-Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation and the accompanying narrative disclosure, is approved.
The Human Resources and Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices.
This vote on the compensation of our named executive officers is advisory, and therefore not binding on the Company, the Human Resources and Compensation Committee or our Board of Directors. Our Board of Directors and our Human Resources and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and the Human Resources and Compensation Committee and the Board of Directors will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE EXECUTIVE COMPENSATION CONTAINED IN THE PROXY STATEMENT IS IN THE BEST INTERESTS OF BROOKS AND OUR STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 3
TO APPROVE THE COMPANY’S 2015 EQUITY INCENTIVE PLAN

General
We are requesting that you vote to approve the Brooks Automation, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), which our Human Resources and Compensation Committee and our Board of Directors have unanimously approved, subject to your approval at our annual meeting of stockholders. The 2015 Plan is intended to replace our 2000 Amended and Restated Equity Incentive Plan (the “2000 Plan”), which will be terminated in connection with stockholder approval of the 2015 Plan. The 2015 Plan will allow for the issuance of up to 5,000,000 shares of our common stock pursuant to awards to be granted under the 2015 Plan. In addition, the 2015 Plan will allow additional shares to be issued if awards outstanding under the 2000 Plan are cancelled or expire on or after the date of the annual meeting of stockholders.
As of November 28, 2014 no options to purchase shares of our common stock were outstanding under the 2000 Plan, 3,318,245 restricted stock units were outstanding under the 2000 Plan and 1,494,494 shares remained available for future grants. The 2000 Plan will terminate upon stockholder approval of the 2015 Plan and no additional grants will be made. In addition, 5,550 options remain outstanding under the Helix Technology Corporation 1996 Equity Incentive Plan, a plan we assumed in connection with a past acquisition pursuant to which we are not authorized to make additional grants.
As of November 28, 2014, the equity overhang, represented by all awards outstanding plus those available for future grant under the 2000 Stock Plan, was 7.1%. The equity overhang from all awards outstanding and shares available for issuance would be 12.4% assuming approval of the 2015 Plan. Equity overhang was calculated in each instance above as all shares issuable upon exercise of outstanding options and vesting of outstanding RSUs plus shares available for future grant divided by (a) common shares outstanding plus (b) shares in the numerator.
The 2015 Plan is being submitted to you for approval at the Annual Meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) eligibility to receive a federal income tax deduction for certain compensation to be received by executive officers under the 2015 Plan by complying with Section 162(m) of the Code. Approval by our stockholders of the 2015 Plan is also required by the Nasdaq Stock Market Listing Standards.
The 2015 Plan is structured to comply with the requirements imposed by Section 162(m) of the Code and related regulations in order to preserve, to the extent desirable, the tax deduction available to us for awards made under the 2015 Plan. Section 162(m) of the Code generally denies a public corporation a deduction for compensation in excess of $1,000,000 paid to each of its Covered Employees unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. Covered employees include the CEO, and the three most highly compensated officers (other than the CFO) whose compensation is reported to stockholders under the Exchange Act for the taxable year. We believe that it is in the best interests of us and our stockholders to structure the 2015 Plan so that we are in a position to maximize corporate deductibility of executive compensation to the extent that it may be desirable to do so. In order to qualify as performance-based compensation, the compensation paid under a plan to Covered Employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. In addition to other requirements for the performance-based compensation exception, stockholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goals under which compensation is to be paid. Material terms include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria on which the performance goal is based; and (iii) either the maximum amount of the compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met. The 2015 Plan provisions regarding eligibility and the maximum amount of compensation that may be granted during any calendar year are described below under “Eligibility” and Shares Available for Issuance” and the performance goals are described below under “Performance Goals.”

Our Board, the Human Resources and Compensation Committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2015 Plan will maintain and enhance the key policies and practices adopted by our management, the Human Resources and Compensation Committee and Board of Directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the adoption of the 2015 Plan is essential to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board of Directors believes approval of the 2015 Plan is in our best interests and those of its stockholders and recommends a vote “FOR” the approval of the 2015 Plan.
The following is a brief summary of the 2015 Plan. This summary is qualified in its entirety by reference to the text of the 2015 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Material Features of the 2015 Plan.
Eligibility. The 2015 Plan allows us, under the direction of our Human Resources and Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Human Resources and Compensation Committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The 2015 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2015 Plan. As of November 28, 2014, there were approximately 1,450 individuals eligible to participate. On November 28, 2014, the closing market price per share of our common stock was $11.71, as reported by the Nasdaq Global Market.
Shares Available for Issuance. The 2015 Plan provides for the issuance of up to 5,000,000 shares of our common stock plus a number of additional shares to be issued if awards outstanding under our 2000 Stock Plan are cancelled or expire on or after the date of the annual meeting of stockholders. Generally shares of common stock reserved for awards under the 2015 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant. The 2015 Plan provides that no participant may receive awards for more than 500,000 shares of common stock in any fiscal year.
Performance Goals. In order for the Company to have the ability to grant awards under the 2015 Plan that qualify as “performance-based compensation” under Section 162(m) of the Code, the 2015 Plan provides that our Human Resources and Compensation Committee may require that the vesting of certain awards be conditioned on the satisfaction of performance criteria related to objectives of the Company, an affiliate of the Company or a division or strategic business unit of the Company in which the relevant participant is employed, such as: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; (xiii) operational objectives, consisting of one or more objectives based on achieving progress in research and development programs or achieving regulatory milestones related to development and or approval of products; or (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share of one or more products or customers, geographical business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions. As discussed above, if we determine to make awards under the 2015 Plan subject to the attainment of these performance goals, the Human Resources and Compensation Committee intends that compensation paid under the 2015 Plan will not be subject to the deductibility limitation imposed under Section 162(m) of the Code.
Stock Options. Stock options granted under the 2015 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the incentive stock option may not be longer than five years. Non-qualified options may not have a term longer than ten years.
Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.
Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.
During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.
Other Stock-Based Awards. The 2015 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to phantom stock awards, and stock unit awards. Our Compensation Committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period.

Plan Administration. In accordance with the terms of the 2015 Plan, our Board of Directors has authorized our Human Resources and Compensation Committee to administer the 2015 Plan. The Human Resources and Compensation Committee may delegate part of its authority and powers under the 2015 Plan to one or more of our directors and/or officers, but only the Human Resources and Compensation Committee can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the 2015 Plan, our Human Resources and Compensation Committee determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2015 Plan.

In addition, our Human Resources and Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2015 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant; and provided, further, that, without the prior approval of our stockholders, options will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award and will not be exchanged for cash.
Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.
Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2015 Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•
in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•
provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•
with respect to stock grants and in lieu of any of the foregoing, the Board of Directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Board of Directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination. The 2015 Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires stockholder approval as required by the rules of the Nasdaq Stock Market, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.
Duration of Plan. The 2015 Plan will expire by its terms on November 4, 2024.

Federal Income Tax Considerations
The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2015 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2015 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:
Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:
Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:
With respect to stock grants under the 2015 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:
The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Limitation on Our Deductions
As a result of Section 162(m) of the Code, our deduction for certain awards under the 2015 Plan may be limited to the extent that a Covered Employee receives compensation in excess of $1,000,000 a year (other than for performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code.) If stockholders approve the 2015 Plan, certain grants under our 2015 Plan, may qualify as performance-based compensation.

New Plan Benefits
The amounts of future grants under the 2015 Plan are not determinable as awards under the 2015 Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the 2015 Plan or the amount or types of any such awards.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF BROOKS AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 4:
RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company's Audit Committee has appointed BDO USA, LLP ("BDO") to serve as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2015, and stockholders are asked to ratify the selection at the Annual Meeting. Representatives of BDO will be present at the Annual Meeting and will be available to respond to appropriate questions. We do not expect the representatives to make any statements apart from responding to inquiries. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers and directors are required to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they were not required to file Forms 5 for the fiscal year ended September 30, 2014, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them during our fiscal year ended September 30, 2014.
Standards of Conduct
Pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market rules, we have adopted Standards of Conduct that apply to all officers, directors and employees, covering a wide range of matters, including finance and accounting standards specifically applicable to our senior financial officers related to the protection of the integrity of our financial records and reports. A copy of our Standards of Conduct is publicly available on our website at www.brooks.com. If we make any substantive amendment to the Standards of Conduct or grant any waiver, including any implicit waiver, from a provision thereof to the persons covered by the Standards of Conduct, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on the above-named website or in a report on Form 8-K.
Stockholder Proposals and Recommendations For Director
Proposals which stockholders intend to present at our 2016 annual meeting of stockholders and wish to have included in our proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by the Company no later than August 21 2015. If a proponent fails to notify us by November 4, 2015 of a non-Rule 14a-8 stockholder proposal which it intends to submit at our 2016 annual meeting of stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the person named in each proxy to vote with respect to such matter.
Stockholders may make recommendations to the Nominating and Governance Committee of candidates for its consideration as nominees for director by submitting the name and qualifications of such person to the Nominating and Governance Committee, c/o Board of Directors, Brooks Automation, Inc. at our principal executive offices, 15 Elizabeth Drive, Chelmsford, MA 01824. Nominations for directors in connection with the 2016 annual meeting of stockholders should be received by the Company no later than November 6, 2015. Any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating and Governance Committee's charter. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of our Common Stock for at least one year.
Voting Results
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us or your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can also request prompt delivery of a copy of this proxy statement. All such requests should be made in writing to our Investor Relations department at the following address: Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, MA 01824 or by telephone at the following number: (978) 262-2400.
Material Not Incorporated by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of the proxy statement entitled “Audit Committee Report,” and “Human Resources and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.
Annual Report on Form 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 as filed with the SEC are being made available to our stockholders of record with this proxy statement and are available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824. It is also available at our website www.brooks.com.
IT IS IMPORTANT THAT PROXIES BE AUTHORIZED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

BROOKS AUTOMATION, INC.

2015 EQUITY INCENTIVE PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Brooks Automation, Inc. 2015 Equity Incentive Plan, have the following meanings:
“Administrator” means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.
“Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.
“Agreement” means an agreement between the Company and a Participant pertaining to a Stock Right delivered pursuant to the Plan in such form as the Administrator shall approve.
“Board of Directors” means the Board of Directors of the Company.
“Cause” means, with respect to a Participant (a) the willful failure to perform, or serious negligence in the performance of, the Participant’s duties and responsibilities for the Company or any of its subsidiaries that remains uncured, or continues, beyond the fifteenth (15th) day following the date on which the Company gives the Participant notice specifying in reasonable detail the nature of the failure or negligence; (b) fraud, embezzlement or other dishonesty with respect to the Company or any of its subsidiaries or customers; (c) conviction of, or a plea of guilty or nolo contendere with respect to, a felony or to any crime (whether or not a felony) that involves moral turpitude; or (d) breach of fiduciary duty or violation of any covenant of confidentiality, assignment of rights to intellectual property, non-competition or non-solicitation of customers or employees; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.
“Change in Control” means the occurrence of any of the following events:

(i)
Any Person acquires beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of thirty-five (35%) percent or more of either (x) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that for purposes hereof the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company, or (D) any Business Combination (but except as provided in subclause (iii) below a Business Combination may nevertheless constitute a Change in Control under subclause (iii)); and

provided further, that an acquisition by a Person of thirty-five percent (35%) percent or more but less than fifty (50%) percent of the Outstanding Company Common Stock or of the combined voting power of the Outstanding Company Voting Securities shall not constitute a Change in Control under this subclause (i) if within fifteen (15) days of the Board’s being advised that such ownership level has been reached, a majority of the "Incumbent Directors" (as hereinafter defined) then in office adopt a resolution approving the acquisition of that level of securities ownership by such Person; or

(ii)
Individuals who, as of the date of grant, constituted the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the date of grant and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(iii)
There is consummated a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, (x) the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities, as the case may be, (y) unless in connection with such Business Combination a majority of the Incumbent Directors then in office determine that this clause (iii) does not apply to such Business Combination, no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five (35%) percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the Board resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(iv)	The stockholders of the Company approve a complete liquidation or dissolution of the Company;

provided, that if any payment or benefit payable hereunder upon or following a Change in Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change in Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code,

”Code” means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.
“Committee” means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan the composition of which shall at all times satisfy the provisions of Section 162(m) of the Code.
“Common Stock” means shares of the Company’s common stock, $.01 par value per share.
“Company” means Brooks Automation, Inc., a Delaware corporation.
“Consultant” means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.
“Disability” or “Disabled” means permanent and total disability as defined in Section 22(e)(3) of the Code.
“Employee” means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” of a Share of Common Stock means:
(1)If the Common Stock is listed on a national securities exchange or traded in the over‑the‑counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)If the Common Stock is not traded on a national securities exchange but is traded on the over‑the‑counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3)If the Common Stock is neither listed on a national securities exchange nor traded in the over‑the‑counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

“ISO” means an option intended to qualify as an incentive stock option under Section 422 of the Code.
"Non-Qualified Option" means an option which is not intended to qualify as an ISO.
“Option” means an ISO or Non‑Qualified Option granted under the Plan.

“Participant” means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.
“Performance Based Award” means a Stock Grant or Stock-Based Award based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.
“Performance Goals” means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, return on invested capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total shareholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; (xiii) operational objectives, consisting of one or more objectives based on achieving progress in research and development programs or achieving regulatory milestones related to development and or approval of products; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share of one or more products or customers, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of a relative measure against a set of identified peer group companies or in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or an Affiliate of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no Performance-Based Award will be issued or no vesting will occur, levels of performance at which Performance-Based Awards will be issued or specified vesting will occur, and a maximum level of performance above which no additional issuances will be made or at which full vesting will occur. Each of the foregoing Performance Goals shall be evaluated in an objectively determinable manner in accordance with Section 162(m) of the Code, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles provided that any such change shall at all times satisfy the provisions of Section 162(m) of the Code.
“Person” means any individual, entity or other person, including a group within the meaning of Sections 13(d) or 14(d) (2) of the Exchange Act.
“Plan” means this Brooks Automation, Inc. 2015 Equity Incentive Plan.
“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.
“Stock-Based Award” means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant, which the Committee may, in its sole discretion, structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.
“Stock Grant” means a grant by the Company of Shares under the Plan, which the Committee may, in its sole discretion, structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.
“Stock Right” means a right to Shares or the value of Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.
“Survivor” means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non‑Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a)    The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 5,000,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company’s Amended and Restated 2000 Equity Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after February 5, 2015, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of this Plan; provided, however, that in no event will more than 5,000,000 ISOs be granted under this Plan.
(b)    If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Notwithstanding the foregoing, the Board of Directors may not take any action that would cause any outstanding Stock Right that would otherwise qualify as performance-based compensation under Section 162(m) of the Code to fail to so qualify. Subject to the provisions of the Plan, the Administrator is authorized to:
(a)Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b)Determine which Employees, directors and Consultants shall be granted Stock Rights;

(c)Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 500,000 Shares be granted to any Participant in any fiscal year;

(d)Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted, provided, however, that Stock Rights shall not vest, and any right of the Company to restrict or reacquire Shares subject to a Stock Grant shall not lapse, less than one (1) year from the date of grant, provided that time-based vesting may accrue incrementally over such one-year period; and provided further that, nothwithstanding the foregoing, Stock Rights may be granted to non-employee directors having time-based vesting of less than one (1) year from the date of grant so long as no more than fifteen percent (15%) of the Shares reserved for issuance under the Plan pursuant to Paragraph 3(a) above (as adjusted under Paragraph 25 of this Plan) may be granted in the aggregate pursuant to such awards from and after February 4, 2015;

(e)Determine Performance Goals no later than such time as required to ensure that a Performance-Based Award which is intended to comply with the requirements of Section 162(m) of the Code so complies;

(f)Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(g)Make any adjustments in the Performance Goals included in any Performance-Based Awards provided that such adjustments comply with the requirements of Section 162(m) of the Code; and

(h)Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs and in accordance with Section 162(m) of the Code for all other Stock Rights to which the Committee has determined Section 162(m) is applicable. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.
To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non‑Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:
(a)    Non‑Qualified Options: Each Option intended to be a Non‑Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non‑Qualified Option:

(i)
Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)
Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

(iv)	Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the

Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b)    ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum standards: The ISO shall meet the minimum standards required of Non‑Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)
Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(i)
Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(ii)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(iii)
Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued.
The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.	PERFORMANCE BASED AWARDS.

Notwithstanding anything to the contrary herein, during any period when Section 162(m) of the Code is applicable to the Company and the Plan, Stock Rights granted under Paragraph 7 and Paragraph 8 may be granted by the Committee in a manner which is deductible by the Company under Section 162(m) of the Code (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written Performance Goals, which must be objective and approved by the Committee for a performance period of between one and five years established by the Committee (I) while the outcome for that performance period is substantially uncertain and (II) no more than 90 days after the commencement of the performance period to which the Performance Goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of shares issued in respect of a Performance-Based Award to a given Participant may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee. The number of shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period. Nothing in this Section shall prohibit the Company from granting Stock-Based Awards subject to performance criteria that do not comply with this Paragraph.

10.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.
The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

11.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.
The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

13.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(i)
A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(ii)
Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(iii)
The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(iv)
Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(v)
A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

(vi)
Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

(i)	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

(ii)
Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

(i)
A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability;

(ii)
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability;

(iii)	A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability,

notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option; and

(iv)
The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

(i)
In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death;

(ii)
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death; and

(iii)
If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.	EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.
For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.
In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

19.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

20.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

(i)
All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(ii)
Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

21.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.
The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

23.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(i)
The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(ii)	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

24.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.
(a)    Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events and the Performance Goals applicable to outstanding Performance-Based Awards.
(b)    Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.
With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).
In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.
(c)    Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.
(d)    Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and Change in Control and, subject to Paragraph 4, its determination shall be conclusive.

(e)    Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).
(f)    Modification of Performance-Based Awards. Notwithstanding the foregoing, with respect to any Performance-Based Award that is intended to comply as “performance based compensation” under Section 162(m) of the Code, the Committee may adjust downwards, but not upwards, the number of Shares payable pursuant to a Performance-Based Award, and the Committee may not waive the achievement of the applicable Performance Goals except in the case of death or disability of the Participant.

26.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

27.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

28.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non‑Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non‑Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non‑Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

29.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s

Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

30.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

31.	TERMINATION OF THE PLAN.

The Plan will terminate on November 4, 2024, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

32.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers and in order to continue to comply with Section 162(m) of the Code; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Other than as set forth in Paragraph 25 of the Plan, the Administrator may not without shareholder approval reduce the exercise price of an Option or cancel any outstanding Option in exchange for a replacement option having a lower exercise price, any Stock Grant or any other Stock-Based Award, or cash. In addition, the Administrator not take any other action that is considered a direct or indirect “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 32 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.

33.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

34.	SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.
The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise

35.	INDEMNITY.

Neither the Board nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

36.	CLAWBACK.

Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any Option, Stock Grant or Stock-Based Award (whether or not settled) or cause a Participant to forfeit any Option, Stock Grant or Stock-Based Award (whether or not vested) in the event that the Company’s Clawback Policy then in effect is triggered.

37.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

BROOKS AUTOMATION, INC. 15 ELIZABETH DRIVE CHELMSFORD, MA 01824 ATTN: CORPORATE SECRETARY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
					M79970-P57104	KEEP THIS PORTION FOR YOUR RECORDS

						DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
BROOKS AUTOMATION, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:

	01)	A. Clinton Allen	06)	Kirk P. Pond
	02)	Robyn C. Davis	07)	Stephen S. Schwartz
	03)	Joseph R. Martin	08)	Alfred Woollacott, III
	04)	John K. McGillicuddy	09)	Mark S. Wrighton
	05)	Krishna G. Palepu	10)	Ellen M. Zane

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:						For	Against	Abstain

2.	To approve by a non-binding advisory vote the compensation of the Company's executive officers.

3.	To approve the Company's 2015 Equity Incentive Plan.

4.	To ratify the selection of BDO USA, LLP as the Company's independent registered accounting firm for the 2015 fiscal year.

NOTE: The stockholders will also act on any other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date	Signature (Joint Owners)		Date

The 2015 Annual Meeting of Stockholders of Brooks Automation, Inc. will be held on February 4, 2015 at 10:00 a.m., local time, at the Four Seasons Hotel Boston, 200 Boylston Street, Boston, Massachusetts 02116, for the matters stated on the reverse side.

The Board of Directors has fixed December 11, 2014 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting and to authorize your proxy, however, you are urged to complete, date, sign and return the enclosed Proxy Card (a postage-paid envelope is enclosed for that purpose) as promptly as possible.

Any stockholder attending the Annual Meeting may vote in person even if that stockholder has previously returned a Proxy Card.

By Order of the Board of Directors Jason W. Joseph Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com.

M79971-P57104

BROOKS AUTOMATION, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 4, 2015

Stephen S. Schwartz and Lindon G. Robertson, or either of them, with full power to act alone, each with the power of substitution, are hereby appointed attorneys and proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Brooks Automation, Inc. to be held on February 4, 2015, or at any postponement or adjournment thereof. All previous proxies granted by the undersigned with respect to such meeting are hereby revoked. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BROOKS AUTOMATION, INC. BOARD OF DIRECTORS.

YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING THE SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

Continued and to be signed on reverse side